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                                                                  Exhibit 99.5



                          PURCHASE AND SALE AGREEMENT

                                  by and among

                  SOUTHWEST SHOPPING CENTERS, CO. II, L.L.C.,
                     a Delaware limited liability company,
                                   as Seller,

                                      and

             WXI/Z SOUTHWEST MALLS REAL ESTATE LIMITED PARTNERSHIP,
                        a Delaware limited partnership,
                                 as Purchaser,

                                      and,

     only for purposes of Section 8.8, Section 9.8 and Section 14.2 herein,
            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio unincorporated association in the form of a business trust,

                                      and,

                   only for purposes of Section 12.1 herein,
                          FIRST UNION MANAGEMENT, INC.


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                           PURCHASE AND SALE AGREEMENT


         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into to be effective and binding as of the 14th day of July, 1999 (the "Effective Date"), by and among SOUTHWEST SHOPPING CENTERS CO. II, L.L.C., a Delaware limited liability company ("Seller"), and WXI/Z SOUTHWEST MALLS REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser"), and, only for purposes of Section 8.8, Section 9.8 and Section 14.2 herein, FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio unincorporated association in the form of a business trust ("FUR"), and, only for purposes of
Section 12.1 herein, FIRST UNION MANAGEMENT, INC. ("FUM")

                              W I T N E S S E T H:

         In consideration of and in reliance upon the covenants herein contained, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         As used herein, the following words and phrases shall have the meanings set forth below:

         1.1 "Additional Deposit" has the meaning ascribed such term in Section 2.2.

         1.2 "Adjourned Date" has the meaning ascribed such term in Section 5.3.

         1.3 "Adjusted Purchase Price" has the meaning ascribed such term in
Section 6.3.

         1.4 "Alexandria Ground Leases" means those leases identified on
Schedule 1.4 annexed hereto.

         1.5 "Alexandria Ground Lease Assignments" shall mean separate assignments by Seller to Purchaser of Seller's interest under each of the Alexandria


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Ground Leases and the assumption by Purchaser of the Alexandria Ground Leases, in the form annexed hereto as EXHIBIT A.

         1.6 "Anchor(s)" has the meaning ascribed such term in Section 5.4(a).

         1.7 "Anchor Agreements" means the agreements listed on Schedule 1.7, and such other similar reciprocal easement agreements and leases covering over 25,000 square feet of space at any Real Property which may be entered into by Seller after the date hereof and prior to Closing in accordance with the terms of this Agreement.

         1.8 "Anchor Estoppel Certificates" has the meaning ascribed such term in Section 5.4(a).

         1.9 "Approved Lease" has the meaning ascribed such term in Section 8.1(d).

         1.10 "Assignment of Anchor Agreements" means an assignment in the form of EXHIBIT B attached hereto.

         1.11 "Assignment of Contracts" means an assignment in the form of EXHIBIT C attached hereto.

         1.12 "Assignment of Leases and Specialty License Agreements" means an assignment in the form of EXHIBIT D attached hereto.

         1.13 "Bill of Sale and Blanket Conveyance" means a blanket conveyance, bill of sale and assignment in the form of EXHIBIT E attached hereto.

         1.14 "Board Resolution" has the meaning ascribed such term in Section 2.3.

         1.15 "Broker" means Granite Partners.

         1.16 "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         1.17 "Closing" means the closing of the Escrow, disbursement of the Purchase Price and consummation of the transaction contemplated herein, which shall occur in accordance with Article 6.



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         1.18 "Closing Date" means the date which is ten (10) Business Days after the Seller Ratification is obtained, subject to adjournment as provided herein, but in any event not later than the Closing Deadline.

         1.19 "Closing Deadline" means December 20, 1999 with time being of the essence, unless the Purchaser and Seller mutually agree to extend the deadline for Closing; provided that, if the Shareholder Approval Deadline is extended pursuant to Section 14.2(e), the Closing Deadline shall likewise be extended by one day for each day that the Shareholder Approval Deadline is so extended.

         1.20 "Confidential Information" has the meaning ascribed such term in
Section 8.3.

         1.21 "Contracts" means all of the following to the extent they pertain to the Property: (a) management, leasing, service, supplier, maintenance, operating and repair contracts and similar agreements to which Seller is a party (excluding the Leases, the Specialty License Agreements, the Anchor Agreements and recorded documents evidencing the Permitted Exceptions), (b) equipment leases to which Seller is a party, including rights, if any, to renew or extend the term or purchase the leased equipment, (c) construction contracts with third parties hired to perform tenant work and Mall improvements, if any, to which Seller is a party and (d) all rights and options of Seller under the foregoing items (a) through (c).

         1.22 "Cutoff Date" has the meaning ascribed such term in Section 7.1.

         1.23 "Deed" has the meaning ascribed such term in Section 6.3.

         1.24 "Defect" or "Defects" means (a) any exception, condition, limitation, qualification, exclusion or other title matter, other than a Permitted Exception, noted in or shown by the Title Commitments or the Surveys or (b) a lien, security interest or other encumbrance, other than a Permitted Exception or any Lease, Specialty License Agreement or Anchor Agreement. Notwithstanding anything to the contrary herein, any purchase option, right of first refusal, right of first offer or similar right to purchase or any right to participate in the gross or net profits or revenues or proceeds from any Property (other than any right of GMAC under the GMAC Loan Documents and other than as set forth in Seller's Files) shall be deemed to be a Defect and shall not be a Permitted Exception to the extent that any such right would be binding on Purchaser or its successors and assigns.

         1.25 "Delinquent" has the meaning ascribed such term in Section 7.1.

         1.26 "Deposit" has the meaning ascribed such term in Section 2.2.



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         1.27 "Due Diligence Termination Deadline" has the meaning ascribed such term in Section 4.1; provided that the Due Diligence Termination Deadline may be extended from time to time by Seller to a date which is five (5) Business Days after the date on which Seller or the Title Insurer provides Purchaser with copies of all (i) underlying documents referred to in Seller's Title Insurance Policies and (ii) surveys of the Real Property. If Purchaser waives, in writing, receipt of any such underlying documents or surveys, the matters with respect to which receipt of such documents or surveys has been waived shall constitute Permitted Exceptions. Purchaser agrees to advise Seller prior to the initial Due Diligence Termination Deadline (but not any extensions thereof) of any such underlying documents or surveys which have not been received by Purchaser.

         1.28 "Due Diligence Termination Notice" has the meaning ascribed such term in Section 4.1.

         1.29 "Effective Date" has the meaning ascribed such term in the Preamble.

         1.30 "Environmental Laws" has the meaning ascribed such term in Section 9.3.

         1.31 "Escrow" means the escrow created pursuant to the Escrow Agreement with respect to the Deposit and the closing documents and other closing deliveries pursuant to Article 6.

         1.32 "Escrow Agreement" means the Escrow Agreement among Purchaser, Seller and Escrowee as shall be agreed upon by the parties hereto and the Escrowee.

         1.33 "Escrowee" means the First American Title Insurance Company.

         1.34 "Escrowee Wiring Instructions" has the meaning ascribed such term in Section 2.2.

         1.35 "Evaluation Material" means any information and materials relating to the Property or the operation, leasing, management or maintenance thereof reasonably requested or received by Purchaser for examination with respect to the conduct of its due diligence pursuant to Article 4, including, without limitation, all (i) Leases, Contracts, Specialty License Agreements and Anchor Agreements and (ii) books, records, documents, files and computer files and databases.

         1.36 "Exchange" has the meaning ascribed such term in Section 14.17.


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         1.37 "Excluded Anchor Agreements" has the meaning ascribed such term in
Section 5.4(a).

         1.38 "Excusable Delay" means an SEC Delay, a preliminary or permanent injunction, a temporary restraining order, inclement weather or matters of a similar type which are beyond the control of Seller, in each case, which prohibits or prevents the holding of a meeting of the shareholders of FUR.

         1.39 "FUM" has the meaning ascribed such term in the Preamble.

         1.40 "FUR" has the meaning ascribed such term in the Preamble.

         1.41 "GMAC" has the meaning ascribed such term in Section 3.1.

         1.42 "GMAC Asbestos Maintenance Agreement" has the meaning ascribed such term on Schedule 3.2(b).

         1.43 "GMAC Assumption Fees" has the meaning ascribed to such term in
Section 3.3.

         1.44 "GMAC Charges" has the meaning ascribed such term in Section 3.3.

         1.45 "GMAC Commitment" has the meaning ascribed such term on Schedule 3.2(b).

         1.46 "GMAC Consent" means (a) the consent of GMAC to the transfer of the Real Property to Purchaser and the substitution of Purchaser for Seller as the borrower under the GMAC Loan Documents and (b) the agreement of GMAC to provide Seller with the GMAC Release at Closing.

         1.47 "GMAC Cooperation Agreement" has the meaning ascribed such term on
Schedule 3.2(b).

         1.48 "GMAC Environmental Agreement" has the meaning ascribed such term on Schedule 3.2(b).

         1.49 "GMAC Estoppel Certificate" has the meaning ascribed such term in
Section 5.4(d).

         1.50 "GMAC FUR Indemnity" has the meaning ascribed such term on
Schedule 3.2(b).


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         1.51 "GMAC Granite Letter" has the meaning ascribed such term in
Section 3.3.

         1.52 "GMAC Loan Agreement" shall mean the Loan Agreement dated as of September 30, 1996 between Seller and GMAC as amended by an agreement dated December 23, 1996.

         1.53 "GMAC Loan Documents" shall mean the GMAC Loan Agreement, the GMAC Mortgage, the note(s) secured thereby and all other documents, agreements and instruments relating to the loan secured thereby, which documents are listed on
Schedule 3.2(b) annexed hereto.

         1.54 "GMAC Lockbox Agreement" has the meaning ascribed such term on
Schedule 3.2(b).

         1.55 "GMAC Management Fee Agreement" has the meaning ascribed such term on Schedule 3.2(b).

         1.56 "GMAC Mortgage" has the meaning ascribed such term in Section 3.1.

         1.57 "GMAC Park Plaza Prepayment Penalty" has the meaning ascribed such term in Section 3.4.

         1.58 "GMAC Park Plaza Release Price" has the meaning ascribed such term in Section 3.4.

         1.59 "GMAC Prepayment Penalty" has the meaning ascribed such term in
Section 3.2.

         1.60 "GMAC Release" has the meaning ascribed such term in Section 3.2.

         1.61 "GMAC Repair Agreement" has the meaning ascribed such term on
Schedule 3.2(b).

         1.62 "GMAC Reserve Agreement" has the meaning ascribed such term on
Schedule 3.2(b).

         1.63 "GMAC Reserves Reimbursement" has the meaning ascribed such term in Section 7.1.

         1.64 "GMAC Termination Deadline" has the meaning ascribed such term in
Section 3.2(a).


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         1.65 "Hazardous Materials" has the meaning ascribed such term in
Section 9.3.

         1.66 "Initial Deposit" has the meaning ascribed such term in Section
2.2.

         1.67 "Intangibles" means (a) all existing warranties and guarantees (express or implied) issued to or held by Seller or Sellers' predecessors in title in connection with the Real Property or the Personalty, (b) the right to the name of each Mall and (c) all trade names, trademarks, logos, copyrights and other general intangibles relating to the Real Property and the Personalty.

         1.68 "Interest Income" has the meaning ascribed such term in Section
5.1.

         1.69 "Lease Year" has the meaning ascribed such term in Section 7.1.

         1.70 "Leases" means all leases, subleases and other occupancy agreements to which Seller is a party for any portion of, or interest in, the Real Property, other than the Specialty License Agreements and the Anchor Agreements, including all such occupancy agreements which may be made by Seller after the date hereof and prior to Closing in accordance with the terms of this Agreement.

         1.71 "Losses" means all losses, claims, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses.

         1.72 "Losses Threshold" has the meaning ascribed such term in Section 9.8(b).

         1.73 "Mall" means that portion of the Property located at a particular shopping center. The Malls are listed on Schedule 1.73 attached hereto.

         1.74 "Marketing Fund Balance" means the fund or funds held by Seller on behalf of tenants at a Mall or the Malls for marketing and promotional activities.

         1.75 "Park Plaza Premises" has the meaning ascribed such term in
Section 3.2.

         1.76 "PCBs" has the meaning ascribed such term in Section 9.3.

         1.77 "Permitted Exceptions" means collectively the exceptions to title to the Real Property listed on Schedule 1.77 attached hereto, and such other exceptions



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to title as are approved (or deemed approved hereunder) or waived (or deemed waived hereunder) by Purchaser.

         1.78 "Personalty" means all movable equipment, furniture, furnishings, supplies and other personal property owned by Seller, which are now or may hereafter be located on the Property or used in connection with the operation, ownership, leasing, management or maintenance of the Property other than the items, if any, listed on Schedule 1.78.

         1.79 "Prepayment Consideration" has the meaning ascribed such term in
Section 3.2.

         1.80 "Property" means collectively, the Real Property, the Personalty, the Records, the Leases, the Specialty License Agreements, the Anchor Agreements, the Contracts and the Intangibles.

         1.81 "Proration Date" has the meaning ascribed to such term in Section 7.1.

         1.82 "Purchase Price" has the meaning ascribed to such term in Section 2.2.

         1.83 "Purchaser" means WXI/Z Southwest Malls Real Estate Limited Partnership, a Delaware limited partnership, having business offices c/o Zamias Services Inc, 300 Market Street, Johnstown, PA 15901.

         1.84 "Purchaser's Agents" has the meaning ascribed such term in Section 4.1.

         1.85 "Rating Agencies" means the rating agencies which assigned a rating to the debt evidenced or secured by the GMAC Loan Documents.

         1.86 "Rating Agency Consent" means the consent or approval of each Rating Agency to the transfer of the Real Property to Purchaser and the substitution of Purchaser for Seller as the borrower under the GMAC Loan Documents, to the extent such consent or approval is required by GMAC or the GMAC Loan Documents as a condition to the granting or effectiveness of the GMAC Consent or the assumption by Purchaser of the GMAC Loan Documents.

         1.87 "RCRA" has the meaning ascribed such term in Section 9.3.

         1.88 "Real Property" means (A) all of that certain land more particularly described in Schedule 1.88 attached hereto, including the buildings and all other



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improvements, structures, fixtures, facilities and installations located thereon, including all building systems and equipment relating thereto (except trade fixtures, equipment and other items owned by tenants or other third parties under the Leases, the Specialty License Agreements, the Anchor Agreements or otherwise listed on Schedule 1.88), together with all easements, covenants, rights, tenements, hereditaments and appurtenances thereunto belonging or appertaining and (B) the interest of Seller under the Alexandria Ground Leases.

         1.89 "Records" means all permits, licenses, certificates of occupancy, approvals, authorizations, plats, plans and surveys relating to the ownership or operation of the Property or any part thereof or interest therein, to the extent in Seller's possession or control.

         1.90 "Remaining Seller GMAC Loan" has the meaning ascribed such term in
Section 3.4.

         1.91 "Rentals" has the meaning ascribed such term in Section 7.1.

         1.92 "Satisfactory Estoppel Certificate" has the meaning ascribed such term in Section 5.4(c).

         1.93 "Seller" means Southwest Shopping Centers, Co. II, L.L.C., a Delaware limited liability company, having its business offices at 551 Fifth Avenue (Suite 1416) New York, New York 10177-1499.

         1.94 "SEC Delay" means FUR's inability to clear with the Securities and Exchange Commission a definitive proxy statement with sufficient time to declare a record date, mail proxy statements, solicit proxies and conduct a duly called meeting in accordance with all applicable laws, rules and regulations and FUR's organizational documents by the Shareholder Approval Deadline.

         1.95 "Seller Ratification" has the meaning ascribed such term in
Section 14.2.

         1.96 "Seller's Casualty Notice" has the meaning ascribed such term in
Section 10.1.

         1.97 "Seller's Condemnation Notice" has the meaning ascribed such term in Section 10.2.

         1.98 "Seller's Files" means the written documentation made available to Purchaser or Purchaser's Agents prior to the Due Diligence Termination Deadline



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at the offices of Seller or FUR in Cleveland or Dallas or the on-site management office at each Mall or otherwise delivered to Purchaser or Purchaser's Agents prior to the Due Diligence Termination Deadline, it being understood and agreed that Seller's Files shall only be deemed to include such documentation made available in such Cleveland or Dallas or on-site management offices or delivered to Purchaser prior to the Due Diligence Deadline and shall not be deemed to include any additional, amended or different documentation made available in such Cleveland or Dallas or on-site management offices (or anywhere else) or delivered to Purchaser or included in Seller's books, records, or files after the Due Diligence Termination Deadline.

         1.99 "Seller's Title Insurance Policies" means the title insurance policies insuring Seller with respect to the Real Property which are set forth on Schedule 1.99.

         1.100 "Shareholder Approval Deadline" means November 30, 1999, as the same may be extended pursuant to Section 14.2(e).

         1.101 "Specialty License Agreements" means all agreements or licenses for a term of one year or less for occupancy of space within the Real Property including license agreements which may be entered into after the date hereof and prior to Closing in accordance with the terms of this Agreement. A schedule of the Specialty License Agreements existing as of the date hereof is attached as
Schedule 1.101.

         1.102 "Survey" means a survey of each parcel of the Real Property dated on or after June 1, 1999, made by a surveyor or civil engineer duly licensed in the state in which such parcel is located.

         1.103 "Taxes" has the meaning ascribed such term in Section 5.2(a).

         1.104 "Tenant" shall mean a tenant under a Lease.

         1.105 "Tenant Costs" has the meaning ascribed such term in Section 8.1(d).

         1.106 "Tenant Costs Escrow Account" has the meaning ascribed such term in Section 8.1(d).

         1.107 "Tenant Estoppel Certificate" has the meaning ascribed such term in Section 5.4(b).


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         1.108 "Tenant Litigation Space" has the meaning ascribed such term in
Section 5.4(b).

         1.109 "Testing" has the meaning ascribed such term in Section 4.2.

         1.110 "Title Commitment" means a binder or commitment to be issued by Title Insurer to Purchaser, providing for the issuance at the Closing to Purchaser of the Title Policy.

         1.111 "Title Insurer" means First American Title Insurance Company (through its offices located in New York, New York and Santa Ana, Texas).

         1.112 "Title Objections Statement" has the meaning ascribed such term in Section 5.3.

         1.113 "Title Policy" means an Owner's Policy of Title Insurance issued by the Title Insurer dated the date and time of Closing insuring Purchaser's fee simple title to the Real Property (or with respect to the portions of the Real Property that are subject to the Alexandria Ground Leases, Purchaser's leasehold interests in such Real Property), free and clear of all liens, claims, covenants, restrictions, exceptions, exclusions and other encumbrances other than the Permitted Exceptions; provided that, at Purchaser's election, Chicago Title Insurance Company may act as co-insurer or reinsurer with respect to the Title Policy without creating any further liability or obligation on the part of Seller.

         1.114 "Valid Title Objections" has the meaning ascribed such term in
Section 5.3.

         1.115 "Voluntary Encumbrances" has the meaning ascribed to such term in
Section 5.3.

         1.116 "Voting Agreements" has the meaning ascribed such term in Section 2.3.


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                                   ARTICLE 2

                               AGREEMENT TO SELL

         2.1 Agreement. Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the Property; it being understood that Seller's right, title and interest in the Intangibles shall be assigned to Purchaser to the extent such Intangibles are owned and assignable by Seller.

         2.2 Purchase Price. The purchase price for the Property (the "Purchase Price") shall be ONE HUNDRED NINETY-ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($191,500,000), allocated to the respective Malls as provided in Section
2.4 and adjusted as set forth herein and reflected on the closing statements to be delivered at Closing, payable as follows:

                  (a) Simultaneously with the execution and delivery of this Agreement, Purchaser shall deposit with Escrowee the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000) (the "Initial Deposit"; together with the Additional Deposit, the "Deposit") by wire transfer of immediately available funds in accordance with Escrowee's wiring instructions as set forth on Schedule 2.2(a) annexed hereto (the "Escrowee Wiring Instructions"), which constitutes an initial downpayment on account of the Purchase Price. The Deposit shall be held and disbursed by Escrowee in accordance with the terms and conditions of the Escrow Agreement;

                  (b) On or before the Due Diligence Termination Deadline, Purchaser shall deposit with Escrowee the additional sum of NINE MILLION AND 00/100 DOLLARS ($9,000,000) as an additional downpayment on account of the Purchase Price (the "Additional Deposit"), by wire transfer of immediately available funds to Escrowee in accordance with the Escrowee Wiring Instructions;

                  (c) The outstanding principal amount of the GMAC Mortgage on the date of Closing (after payment of the GMAC Park Plaza Release Price in accordance with this Agreement) as certified by GMAC in the GMAC Estoppel Certificate, by Purchaser assuming the GMAC Mortgage and the GMAC Loan Documents at the Closing as provided in this Agreement; provided that if Purchaser receives the GMAC Consent and the GMAC Estoppel Certificate and nonetheless elects at Closing, in its sole discretion, to proceed with the Closing and not to assume the GMAC Mortgage and GMAC Loan Documents, Purchaser shall, in addition to payment of the Purchase Price, pay in full the GMAC Prepayment


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


Penalty at Closing, in which event the foregoing portion of the Purchase Price shall be payable in cash and shall be added to the cash payment required to be paid under subparagraph "(d)" below; and

                  (d) At the Closing, Purchaser shall deposit with Escrowee, by wire transfer of immediately available funds in accordance with the Escrowee Wiring Instructions, the balance of the Purchase Price, subject to prorations as provided in Article 7 hereof.

         2.3 Approvals. The parties hereto agree that this Agreement shall automatically terminate (in which case the Initial Deposit shall promptly be returned to Purchaser and neither party to this Agreement shall have any further obligation or liability to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement) if (a) Purchaser does not receive a copy of a resolution of the Board of Trustees of FUR, certified by an officer of FUR as true and correct, approving this Agreement and the transactions contemplated hereby and recommending that the shareholders of FUR consent to and approve the transactions contemplated hereby (the "Board Resolution") and (b) Purchaser does not receive, in the form heretofore agreed upon by Seller and Purchaser, a voting agreement and irrevocable proxy executed by (i) Gotham Partners, L.P., Gotham Partners III, L.P. and Gotham Partners International Ltd. and (ii) Apollo Real Estate Investment Fund II, L.P., each a shareholder of FUR, pursuant to which such shareholders shall agree to vote to approve the transactions contemplated hereby (the "Voting Agreements"), in each case on or prior to July 16, 1999.

         2.4 Purchase Price Allocation. Seller and Purchaser agree that the Purchase Price, subject to adjustment as set forth in this Agreement, shall be allocated among the Malls as agreed upon by Seller and Purchaser after the Effective Date. Seller and Purchaser shall reasonably cooperate from and after the Effective Date in determining such allocation and the allocation of any adjustments to the Purchase Price. No part of the Purchase Price shall be allocated to the Personalty.


                                   ARTICLE 3

                                 GMAC MORTGAGES

         3.1 Description of GMAC Mortgages. The Property is subject to the mortgages and deeds of trust described on Schedule 3.2(b) attached hereto (collectively, the "GMAC Mortgage"), which secure a promissory note in the original



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


principal amount of $165,000,000.00 payable to GMAC Commercial Mortgage Corporation (together with any successor to GMAC Commercial Mortgage Corporation under the GMAC Loan Documents, "GMAC"). The GMAC Mortgage and the GMAC Loan Documents shall constitute Permitted Exceptions.

         3.2 Assumption of GMAC Mortgage; GMAC Prepayment Penalty; GMAC Release.

                  (a) Purchaser acknowledges that there is a substantial prepayment penalty applicable to the GMAC Loan Documents and that Seller shall not be obligated to bear the cost of such prepayment penalty (other than the GMAC Park Plaza Prepayment Penalty) or to pay-off the GMAC Mortgage at Closing. Accordingly, if Purchaser and Seller have not received the GMAC Consent and the Rating Agency Consent by the date that is seventy (70) days after the date on which Purchaser receives the Board Resolution and the Voting Agreements (the "GMAC Termination Deadline"), this Agreement will automatically terminate (in which case the Additional Deposit shall promptly be returned to Purchaser and the Initial Deposit shall be promptly paid to Seller and neither party to this Agreement shall have any further obligation or liability to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement). Notwithstanding anything to the contrary contained in this Agreement, if the GMAC Consent and the Rating Agency Consent are received by Seller and Purchaser prior to the GMAC Termination Deadline (as the same may be extended) and nonetheless GMAC does not permit the assumption of the GMAC Mortgage by Purchaser, then either Purchaser or Seller shall have the right to terminate this Agreement by written notice delivered to the other on or prior to Closing, in which case the Deposit shall be promptly returned to Purchaser and neither party to this Agreement shall have any further obligation or liability to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement; provided that Purchaser shall not be entitled to the return of the Deposit, and the Deposit shall be paid to Seller, in the event that the sole reason GMAC does not permit the assumption of the GMAC Mortgage by Purchaser (even though the GMAC Consent and the Rating Agency Consent are received by Seller and Purchaser prior to the GMAC Termination Deadline) is because of the fault of Purchaser. As used herein, the "GMAC Prepayment Penalty" shall mean the entire prepayment penalty applicable to payment in full of the GMAC Mortgage including, without limitation, the "Prepayment Consideration," as defined in the Promissory Note dated as of September 30,1996, in the original principal amount of $165,000,000.00 made by Seller in favor of GMAC, as applicable to the payment in full of the GMAC Mortgage.


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


                  (b) Purchaser and Seller shall use best efforts, including by executing splitter and other documents reasonably required by GMAC which are not adverse to either such party but without being required to expend any sums other than the GMAC Charges and the GMAC Assumption Fees which are payable as hereinafter provided, to cause (i) GMAC to deliver to Purchaser and Seller the GMAC Consent by the GMAC Termination Deadline, (ii) the Rating Agencies to deliver to Purchaser and Seller the Rating Agency Consent by the GMAC Termination Deadline and (iii) GMAC to deliver to Seller at Closing a (A) full and complete unconditional release of Seller, each guarantor and indemnitor and all principals and affiliates of Seller (including, without limitation, FUR and FUM) with respect to all of their respective obligations and liabilities under the GMAC Loan Documents, including, without limitation (1) all guarantees and indemnities and (2) the documents listed on Schedule 3.2(b) annexed hereto and made a part hereof and (B) an unconditional release from the GMAC Mortgage (and all other GMAC Loan Documents) of the premises commonly known as the Park Plaza Mall, Little Rock, Arkansas ("Park Plaza Premises"), each in form and substance satisfactory to Seller (the releases described in clauses "(i)" and "(ii)" above, collectively, the "GMAC Release.")

         3.3 GMAC Assumption Fees and Charges. Seller shall pay at Closing an assumption or transfer fee of up to 1.0% of the outstanding principal balance of the GMAC Mortgage as set forth in the GMAC/Granite Letter (the "GMAC Assumption Fees"). Purchaser shall pay all other fees (unrelated to the Park Plaza Premises) in connection with the assumption of the GMAC Loan Documents by Purchaser (other than any assumption or transfer fees charged by GMAC in connection with the assumption by Purchaser of the GMAC Loan Documents), including title insurance endorsements, any mortgage tax applicable to the assumption of the GMAC Loan Documents by Purchaser or transactions consummated in connection therewith and all expenses of GMAC and its attorneys and the Rating Agencies and their attorneys (collectively, the "GMAC Charges"). As used herein, the term "GMAC Granite Letter" shall mean that certain letter dated December 2, 1998 from GMAC Commercial Mortgage to Robert Williams of Granite Partners LLC, a copy of which Purchaser hereby acknowledges receipt.

         3.4 Notwithstanding anything to the contrary contained in this Agreement, Seller shall have the sole right to negotiate for and attempt to obtain GMAC's agreement (i) to the reduction or elimination of the GMAC Park Plaza Release Price and/or the GMAC Park Plaza Prepayment Penalty and/or (ii) to keep Seller or an affiliate of Seller as the borrower with respect to a portion of the GMAC Mortgage (or to make a new mortgage loan to Seller or affiliate) equal to the Allocated Loan Amount (as defined in the GMAC Loan Agreement) with respect to the Park Plaza Premises or such other amount as GMAC may agree to or require

(the "Remaining Seller GMAC Loan"), which Remaining Seller GMAC Loan may encumber the Park Plaza Premises and/or other properties other than the Property; provided that in no event shall any agreement between Seller and GMAC relating to clauses (i) or (ii) above result in any modification to the GMAC Loan Documents without the consent of Purchaser, except that the GMAC Loan Documents may be modified without Purchaser's consent to release the Park Plaza Premises and to reduce the outstanding principal amount of the GMAC Mortgage by an amount up to the Allocated Loan Amount (as defined in the GMAC Loan Agreement) with respect to the Park Plaza Premises and as otherwise reasonably required solely to accomplish such release and reduction. Any Remaining Seller GMAC Loan shall not be cross-defaulted or cross-collateralized (or otherwise dependent or related in any manner on or to) with the GMAC Mortgage assumed by Purchaser and the GMAC Mortgage as assumed by Purchaser at Closing shall not provide that it is cross-defaulted or cross-collateralized (or otherwise dependent or related in any manner on or to) with the Remaining Seller GMAC Loan. As used herein, the term "GMAC Park Plaza Release Price" shall mean the payment required under Section 4.(a) (A.) of the GMAC Loan Agreement as applicable to a release of the Park Plaza Premises from the GMAC Mortgage, as same may be reduced, adjusted or waived as a result of negotiation or as otherwise may be agreed to by GMAC. As used herein, the "GMAC Park Plaza Prepayment Penalty" shall mean the "applicable Prepayment Consideration," as used in Section 4.(a)(B) of the GMAC Loan Agreement, as applicable to the prepayment attributable to the payment of the GMAC Park Plaza Release Price, as same may be reduced, adjusted or waived as a result of negotiation or as otherwise may be agreed to by GMAC.


                                    ARTICLE 4

                                  DUE DILIGENCE

         4.1 Due Diligence Reviews.

                  (a) At Purchaser's sole cost and expense, Purchaser and its employees, consultants, engineers, licensees, contractors, surveyors, appraisers, attorneys, auditors and other agents or representatives (collectively, "Purchaser's Agents") shall have the right, subject to the provisions of Section 4.2(a), prior to the date that is twenty-five (25) days after the date on which Purchaser receives the Board Resolution and the Voting Agreements (the "Due Diligence Termination Deadline") to inspect, examine, survey, obtain engineering inspections, conduct soil tests, environmental tests and inspections of the Real Property, examine and review all Evaluation Material, and conduct such other tests, studies, reviews and inspections as Purchaser may reasonably elect (including the testing and review of computer files and databases containing information on tenants); provided that the same is permitted under the terms of the applicable Anchor Agreement, Lease or Specialty License Agreement, as the case may be. Purchaser may, by written notice to Seller, extend the Due Diligence Termination Deadline by one day for each day prior to the Due Diligence Termination Deadline (as the same may be extended) on which Seller's Files are not made available to Purchaser for at least nine (9) hours, if such day is a Business Day, or eight (8) hours, if such day is not a Business Day. Seller shall reasonably cooperate with Purchaser in conducting the foregoing inspections and Seller shall make available to Purchaser wherever located all Evaluation Material in the possession or under the control of Seller. Upon not less than one (1) Business Day's prior written notice to Seller, Purchaser shall have reasonable access to the Real Property and the Evaluation Material wherever located, subject to the terms of the applicable Anchor Agreements Leases and Specialty License Agreements; provided that a representative of Seller may accompany Purchaser and Purchaser's Agents; provided further that the unavailability or failure of a representative of Seller to accompany Purchaser and Purchaser's Agents shall not limit the access of Purchaser and Purchaser's Agents to the Real Property and the Evaluation Material. Purchaser shall, subject to the terms of Section 8.3, be permitted to duplicate all or so much of the Evaluation Material as Purchaser and Seller deem appropriate. Purchaser shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller, at Purchaser's or Purchaser's Agents' request, in connection with Purchaser's due diligence and other investigations pursuant to this Article 4. Purchaser shall cause Purchaser's Agents to comply with their obligations under Section 8.3.

                  (b) Purchaser shall have the right to terminate this Agreement; provided that Seller shall have received from Purchaser written notice of such election to terminate (the "Due Diligence Termination Notice") no later than the Due Diligence Termination Deadline. If Seller shall have received the Due Diligence Termination Notice by the Due Diligence Termination Deadline, then this Agreement shall be terminated and the Deposit (or so much thereof as shall have been paid by Purchaser) and any Interest Income shall be retained by Seller and, thereupon, neither party to this Agreement shall have any further obligation or liability to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement. If Seller shall not receive the Due Diligence Termination Notice by the Due Diligence Deadline, Purchaser shall have no right to terminate this Agreement except as may be expressly provided elsewhere in this Agreement. Notwithstanding anything to the contrary contained in this Agreement (including any limitations on remedies provided elsewhere in this Agreement), in the event that (i) Purchaser terminates this Agreement by delivery of a Due Diligence Termination Notice in accordance with this Section 4.1(b) and (ii) Seller enters into a written agreement with any person or entity other than

Purchaser to sell all or any portion of the Real Property within six (6) months after the date on which this Agreement is so terminated, then Seller shall pay to Purchaser the amount, if any, by which the purchase price to be paid for the Real Property (or portion thereof) under such other written agreement exceeds the amount of the Purchase Price allocable to such Real Property (or portion thereof) hereunder; provided that the amount required to be paid by Seller shall not exceed the amount of the Initial Deposit. The obligations of Seller in the preceding sentence shall survive the termination of this Agreement pursuant to this Section 4.1(b) for seven (7) months.

         4.2 (a) Without limiting Purchaser's obligations in the conduct of its due diligence as provided in Section 4.1 above or its obligations (or that of its affiliates) under Section 8.3, (i) Purchaser shall not, and shall cause Purchaser's Agents not to, conduct any site inspection without first contacting and making arrangements for an inspection with Earl Dorsett (telephone no. (216) 781-4030) or Larry Cocks (telephone no. (972) 448-2025) and (ii) Purchaser shall not, and shall cause Purchaser's Agents not to, conduct any soil test or sampling or any boring, digging, drilling or other physical intrusion of the Properties and/or the improvements thereon other than Phase I environmental site assessments (collectively, "Testing") without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed unless the same is prohibited by the terms of the applicable Anchor Agreement, Lease or Specialty License Agreement, as the case may be; it being understood that Seller may withhold its consent with respect to Phase II environmental site assessments for any reason or for no reason.

                  (b) If Seller consents to any Testing (i) Purchaser and Purchaser's Agents shall maintain property damage and liability insurance policies in form and amounts acceptable to Seller (and naming, as additional insureds, Seller and all mortgage lenders with respect to the Real Property as may be required by Seller) prior to commencing any such Testing, (ii) at the request of Seller, Purchaser and Purchaser's Agents shall provide Seller with certificates of insurance and insurance binders evidencing the maintenance of such insurance and (iii) upon completion of Testing at any particular Mall, Purchaser and Purchaser's Agents shall restore promptly, at Purchaser's sole cost and expense, the Mall to its condition existing prior to such Testing. In performing any site inspection, Testing or due diligence with respect to a Mall, Purchaser agrees and shall cause Purchaser's Agents to not unreasonably interfere with the operation of such Mall or unreasonably disturb the occupancy of any tenant at such Mall. A representative of Seller may accompany Purchaser and Purchaser's Agents in connection with the performance of any site inspection, Testing or due diligence with respect to any Mall; provided that the unavailability or failure of a representative of Seller to accompany Purchaser and Purchaser's Agents shall not limit the ability of Purchaser and Purchaser's Agents to conduct any such site inspections, Testing or due diligence. Purchaser hereby indemnifies and holds harmless Seller and all of its principals and affiliates from and against any and all Losses that may arise in connection with any and all claims arising out of the acts or alleged acts of Purchaser or any of Purchaser's Agents with respect to any site inspection or Testing or other act pursuant to or in violation of the provisions of this Article 4, except to the extent caused by the negligence or willful acts of Seller, its employees or representatives.

                  (c) The results of all Testing shall be promptly shared with Seller and copies of all written reports of the results of all Testing shall be delivered to Seller, in each case, only if Purchaser delivers a Due Diligence Termination Notice to Seller or otherwise terminates this Agreement. The obligations of Purchaser under this Article 4 shall survive the termination of this Agreement.


                                    ARTICLE 5

                 ESCROW, TITLE, SURVEY and ESTOPPEL CERTIFICATES

         5.1 Escrow; Disposition of Deposit.

                  (a) The Closing of the transaction contemplated hereby shall be through the Escrow pursuant to the provisions of this Article 5. The Deposit (or so much thereof as shall have been paid by Purchaser) shall be paid (i) to Seller at and upon the Closing or in accordance with the provisions of Section
11.2 or as provided in the proviso to the third sentence of Section 3.2(a), (ii) to Seller immediately upon a termination by Purchaser of this Agreement in accordance with the provisions of Section 4.1(b) or (iii) to Purchaser immediately upon any other termination of this Agreement (by Purchaser or Seller or otherwise) in accordance with the provisions of this Agreement; provided that, in the event this Agreement terminates pursuant to the second sentence of
Section 3.2(a) as a result of the GMAC Consent and the Rating Agency Consent not being timely obtained, the Initial Deposit shall be paid to Seller and the Additional Deposit shall be paid to Purchaser. All interest and income earned on the Initial Deposit and the Additional Deposit (the "Interest Income") shall be paid to Purchaser unless the Closing does not occur and, as a result, the Deposit (or the Initial Deposit) is forfeited to Seller pursuant to Section 3.2(a), Section 4.1(b) or Section 11.2, in which case the Interest Income on the Deposit (or portion thereof) which is forfeited to Seller shall be paid to Seller. This Agreement shall not be merged into the Escrow Agreement, but the Escrow Agreement shall be deemed auxiliary to this Agreement and, as between the parties hereto, the provisions of this Agreement shall govern and control. If there is any conflict between the Escrow Agreement and this Agreement, this Agreement shall control.

                  (b) In the event that any amounts which have been deposited with Escrowee pursuant to this Agreement are required to be paid or delivered pursuant to the terms of this Agreement, Seller and Purchaser each agree that it will promptly instruct Escrowee (in writing with a copy to the other party) to promptly pay or deliver the same to the party entitled thereto. The provisions of this Section 5.2(b) shall survive the termination of this Agreement until all amounts required to be paid under this Agreement have been paid.

         5.2 Escrow, Title Costs and Transfer Taxes. Title insurance, escrow charges and other costs shall be arranged and paid as follows:

                  (a) Seller and Purchaser shall each pay 50% of the cost of (i) the Escrow, (ii) obtaining the Title Commitments, Title Policies and title abstracts and examinations, (iii) obtaining the Surveys, (iv) recording the Deeds from Seller to Purchaser and any other documents and (v) the aggregate of any and all real property transfer tax, deed tax, sales tax and other similar taxes applicable to the conveyance and transfer of the Real Property and Personalty pursuant to this Agreement (collectively, the "Taxes").

                  (b) Purchaser shall pay the cost of obtaining any endorsements to the Title Policies.

                  (c) Seller shall pay the cost of and have the responsibility for recording any documents required to satisfy or release Defects or to insure over the same to the extent Seller is obligated or elects to cure such Defects in accordance with Section 5.3.

                  (d) The obligations of Seller and Purchaser pursuant to this
Section 5.2 shall survive the Closing.

         5.3 Defects in Title Commitments or Surveys.

                  (a) Seller shall promptly after executing this Agreement order from the Title Insurer the Title Commitments and Surveys with respect to each Mall and shall cause a copy thereof to be delivered to Purchaser and its attorneys concurrently with the delivery thereof to Seller or Seller's attorneys. By the later of (i) ten (10) days after receipt of a Title Commitment or Survey, as the case may be, with respect to a Mall or (ii) the Due Diligence Termination Deadline, Purchaser's attorneys shall send to Seller's attorneys a written statement (each a "Title

Objections Statement") setting forth any matter noted in or shown by such Title Commitment or Survey, as the case may be, which Purchaser deems to be a Defect in accordance with the provisions of this Agreement. If the Title Objections Statement provided above shall not be timely delivered, as provided above, then any title exceptions or state of facts noted in or shown by such Title Commitment or Survey shall be deemed waived by Purchaser and shall constitute Permitted Exceptions. Any title exceptions or state of facts noted in or shown by such Title Commitment or Survey which are not set forth in the Title Objections Statement shall likewise be deemed waived by Purchaser and shall constitute Permitted Exceptions.

                  (b) Seller shall have the right but not the obligation to cure the Defects that have not been waived (or deemed waived) by Purchaser in accordance with the provisions of Section 5.3(a) (collectively "Valid Title Objections" and, individually, "Valid Title Objection"); provided that Seller shall be obligated to cure or remove from or against the Property any mortgages created by or in favor of Seller or its affiliates (other than the GMAC Mortgage and GMAC Loan Documents) and any liens and encumbrances voluntarily created by Seller or its affiliates other than Permitted Exceptions (collectively, "Voluntary Encumbrances") and Purchaser's remedies with respect to a failure to cure such Voluntary Encumbrances shall not be limited as described in Section 5.3(c). In order to cure any Valid Title Objections, Seller shall be entitled (provided that Seller shall provide such notice to Purchaser (i) at least two
(2) Business Days before the Closing Date (or, if the Closing has previously been adjourned, the then current Adjourned Date) or (ii) on the Closing Date or such then current Adjourned Date if Seller receives the applicable Title Objections Statement after the date which is two (2) Business Days prior to the Closing Date or such then current Adjourned Date) to adjourn the Closing from time to time to a date ("Adjourned Date") specified by Seller upon five (5) days' notice to Purchaser but not beyond a date which is more than sixty (60) days after the Closing Date and in no event is later than the Closing Deadline. If Seller elects to adjourn the Closing, and cures the Valid Title Objections on or before the Adjourned Date, then the Closing shall occur on such Adjourned Date specified by Seller in accordance with the provisions of this Agreement without any reduction in the Purchase Price hereunder.

                  (c) If Seller elects by notice at any time not to cure any Valid Title Objection other than a Voluntary Encumbrance or Seller fails to cure a Valid Title Objection other than a Voluntary encumbrance on or before the Adjourned Date, then Purchaser's sole right and remedy shall be, on the terms and conditions set forth below, either: (A) to terminate this Agreement; or (B) to complete the purchase in accordance with this Agreement without reduction or abatement in the Purchase Price. Purchaser shall exercise its option pursuant to clause (A) above by notice given to and received by Seller on the earlier of (i) within five (5) days after the giving of Seller's notice to Purchaser that Seller will not cure all the Valid Title Objections and (ii) the Adjourned Date. If Purchaser exercises its option pursuant to clause (A) above, then Purchaser shall be entitled to receive a refund of the Deposit. Upon such termination, except as set forth in the preceding sentence, neither party shall have any further liability or obligation to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement. If Purchaser shall fail to send a written notice to Seller exercising Purchaser's option set forth under clause (A) above within the applicable period, then it shall be deemed that Purchaser exercised the option set forth in clause (B) above.

                  (d) Purchaser may notify Seller in writing of any Defect with respect to a Mall (i) raised by the Title Insurer or the surveyors between the deadline for providing Seller with a Title Objection Statement with respect to such Mall and the Closing and (ii) not disclosed by the Title Insurer prior to the deadline for providing Seller with a Title Objection Statement with respect to such Mall. If Purchaser provides such notice to Seller by delivery of a Title Objections Statement by the earlier of (x) within ten (10) days after Purchaser receives notice of such Defect from the Title Insurer or receives an update to the Survey showing such Defect, (y) the Closing Date, or if the Closing has previously been adjourned, the Adjourned Date, then such Defect will be deemed to be a Valid Title Objection and Purchaser and Seller shall have the same rights and obligations with respect to such Valid Title Objection as apply under Sections 5.3(a), (b) and (c) as if such Valid Title Objection had been shown in a Title Objections Statement that had been timely delivered in accordance with
Section 5.3(a). If Purchaser fails to timely provide such notice, then such Defect shall be deemed waived by Purchaser and shall constitute a Permitted Exception. Any such Defect which is not set forth in the Title Objection Statement shall likewise be deemed waived by Purchaser and shall constitute a Permitted Exception.

                  (e) Nothing contained in this Agreement shall be construed as a representation of the state of title to the Property or to require Seller to bring any action or proceeding or otherwise to incur any expenses to render title to the Property insurable or marketable or to cure any Valid Title Objections other than Voluntary Encumbrances. Any attempt by Seller to cure a title objection shall not be construed as an admission by Seller that such objection is a Valid Title Objection under this Agreement.

         5.4 Estoppel Certificates.

                  (a) Seller shall request from each party (other than Seller, any affiliate or any of their respective predecessors in interest) to an Anchor Agreement that is in effect on the Due Diligence Termination Deadline (each, an "Anchor" and, collectively, the "Anchors"), other than those Anchor Agreements specified on Schedule 5.4(a) annexed hereto and other than an Anchor Agreement under which the Anchor has vacated the leased premises due to the expiration of the lease term or the default of the Anchor (in each case as certified by Seller) (collectively, the "Excluded Anchor Agreements"), an estoppel certificate in any one of the following forms: (x) in the form required to be delivered by the respective Anchor as set forth in the applicable Anchor Agreement, (y) an estoppel certificate substantially in the form of Exhibit F attached hereto or (z) an estoppel certificate substantially in the form of the standard form of tenant estoppel certificate (or reciprocal easement agreement estoppel certificate, as the case may be) customarily given by the respective Anchor (as applicable, each, an "Anchor Estoppel Certificate"); provided, however, that Seller shall deliver certificates to the Purchaser with respect to the Excluded Anchor Agreements containing the form and substance of the applicable Anchor Estoppel Certificates. All certificates delivered by Seller shall survive the Closing for six (6) months and inure to the benefit of Purchaser, its successors and assigns and any lender providing financing to Purchaser.

                  (b) Seller shall request from each Tenant occupying any space at the Real Property on the Due Diligence Termination Deadline estoppel certificates in form required to be delivered by such Tenant as set forth in the applicable Lease, or, if no such form shall be provided therein, then substantially in the form of Exhibit G attached hereto (as applicable, each, a "Tenant Estoppel Certificate") exclusive of (1) space covered by the leases listed on Schedule 5.4(b) ("Tenant Litigation Space"), (2) space covered by any lease with Tandy or Radio Shack and (3) space which is the subject of (i) a Lease under which the Tenant has vacated the leased premises due to the expiration of the lease term or the default of the Tenant (in each case as certified by Seller), (ii) an Anchor Agreement or (iii) a Specialty License Agreement.

                  (c) An Anchor Estoppel Certificate or a certificate delivered by Seller with respect to an Excluded Anchor Agreement or a Tenant Estoppel Certificate shall be deemed to be satisfactory (a "Satisfactory Estoppel Certificate") only if it satisfies each of the following conditions: (i) it is executed by the applicable Anchor, Tenant or Seller, as applicable, and is (A) substantially in the form of Exhibit F or Exhibit G, as the case may be, (B) in the form provided for in the applicable Anchor Agreement or Lease with the information specifically required by the respective Lease or Anchor Agreement, or (C) in the form customarily given by the applicable Anchor, (ii) it does not contradict Seller's representation and warranty in Section 9.2(d) that Seller's Files contain a true and correct copy of any and all leases, reciprocal easement agreements, subleases, licenses or other occupancy agreements affecting all or any portion of the Real Property (except for modifications after the Effective Date in accordance with Section 8.1(b)(ii)) and (iii) it is consistent with the applicable Anchor Agreement or Lease set forth in Seller's Files. If at any time whether before, at or after the Closing, Seller shall deliver to Purchaser an Anchor Estoppel Certificate with respect to an Excluded Anchor Agreement, (1) any previously delivered certificate of Seller shall be deemed of no further force and effect and (2) Seller shall no longer be obligated to deliver a certificate of Seller with respect to such affected Excluded Anchor Agreement. Purchaser shall not be entitled to require Seller to procure a later dated Anchor Estoppel Certificate or Tenant Estoppel Certificate on account of any adjournment of the Closing.

                  (d) Seller shall request an estoppel certificate from GMAC (the "GMAC Estoppel Certificate") pursuant to which GMAC shall certify (1) the outstanding principal amount of the GMAC Mortgage (and accrued and unpaid interest thereon) as of the Closing (after payment of the GMAC Park Plaza Release Price), (2) as true, correct and complete, copies of all of the GMAC Loan Documents and that the documents listed in Schedule 3.2(b) are all of the substantive or operative documents (or modifications thereof) relating to the loan secured by the GMAC Mortgage, (3) that all payments due to GMAC or its attorneys or agents under the GMAC Loan Documents prior to the Closing have been made and (4) that GMAC has not provided Seller with written notice of, and has no knowledge of, any default by Seller under any of the GMAC Loan Documents. In the case of clauses (3) and (4), if GMAC certifies the information described in such clauses but dos not use the exact wording set forth above, such certification shall be deemed acceptable if it otherwise complies in substance with the definition of GMAC Estoppel Certificate.


                                    ARTICLE 6

                                     CLOSING

         6.1 Closing Date. The Closing shall take place at 10:00 a.m. New York, New York time on the Closing Date at the office of Seller or its attorneys in New York, New York. Time shall be of the essence with respect to the obligation of the parties to close on the transactions contemplated by this Agreement by the Closing Date, subject to adjournment as may be expressly provided for in this Agreement.

         6.2 Escrow. The purchase and sale shall be closed through the Escrow which shall be created by Seller, Purchaser and Escrowee pursuant to the Escrow Agreement.

         6.3 Deliveries.

                  (a) On or before the Closing Date, Seller shall deposit or cause to be deposited into the Escrow the following:

                           (i) recordable deeds in the forms annexed hereto as
EXHIBIT H (each, a "Deed" and, collectively, the "Deeds") transferring to Purchaser fee simple title to each parcel of the Real Property, subject only to the Permitted Exceptions;

                           (ii) the original executed copies of all Leases,
Specialty License Agreements, Anchor Agreements and Contracts or copies certified to be true and correct, if the executed copies are not available;

                           (iii) the original executed copies of (A) all Anchor
Estoppel Certificates and Tenant Estoppel Certificates obtained by Seller, (B) all certificates delivered by Seller pursuant to Section 5.4 and (C) the GMAC Estoppel Certificate;

                           (iv) copies of all warranties, guarantees, service
manuals and other documentation in the possession of or under the control of Seller, its agents or any affiliate of Seller pertaining to building systems and equipment;

                           (v) all keys and combinations to locks relating to
the Property that are in the possession of or under the control of Seller, its agents or any affiliate of Seller;

                           (vi) any documentation required to be executed by
Seller with respect to any state, county, or local sales or transfer taxes applicable to the conveyance or transfer of the Real Property or Personalty pursuant to this Agreement;

                           (vii) a rent roll as of the Closing Date certified to
Purchaser and the Title Insurer by Seller;

                           (viii) notices to Tenants and Anchors regarding the
consummation of the sale and assignment of Leases and Anchor Agreements pursuant to this Agreement and the transfer to Purchaser of all security deposits under their respective Leases and Anchor Agreements;

                           (ix) a FIRPTA Affidavit executed by Seller;

                           (x) the GMAC Assumption Fees; and

                           (xi) any additional documents required hereunder to
be executed by Seller or that Purchaser reasonably determines to be necessary to the proper consummation of the transaction contemplated by this Agreement (provided the same do not materially increase the costs to, or liability or obligations of, the party delivering the same hereunder in a manner not otherwise provided for herein).

                  (b) On or before the Closing Date, Purchaser shall deposit into the Escrow the following:

                           (i) the Purchase Price, adjusted as set forth herein
and reflected on the closing statement described in Section 6.3(c)(i) (the "Adjusted Purchase Price");

                           (ii) the GMAC Reserves Reimbursement;

                           (iii) the GMAC Park Plaza Release Price;

                           (iv) the GMAC Park Plaza Prepayment Penalty;

                           (v) the GMAC Charges;

                           (vi) any documentation required to be executed by
Purchaser with respect to any state, county, or local sales and transfer taxes applicable to the conveyance or transfer of the Real Property and Personalty pursuant to this Agreement; and

                           (vii) any additional documents required hereunder to
be executed by Purchaser or that Seller reasonably determines to be necessary to the proper consummation of the transaction contemplated by this Agreement (provided the same do not materially increase the costs to, or liability or obligations of, the party delivering the same hereunder in a manner not otherwise provided for herein).

                  (c) On or before the Closing, Seller and Purchaser shall jointly deposit into the Escrow the following:

                           (i) a closing statement in quadruplicate prepared in
accordance with the provisions of this Agreement and otherwise in form and substance reasonably satisfactory to the parties hereto;

                           (ii) the Assignment of Leases and Specialty License
Agreements;

                           (iii) the Assignment of Contracts;

                           (iv) the Bill of Sale and Blanket Conveyance;

                           (v) the Assignment of Anchor Agreements;

                           (vi) the Alexandria Ground Lease Assignments; and

                           (vii) the aggregate of any and all costs specified in
Section 5.2(a) (to be funded 50% by each of Seller and Purchaser with appropriate adjustment for amounts previously paid by either party).

                  (d) At least seven (7) days prior to the Closing, Seller shall deliver to Purchaser electronic copies of all computer files and databases containing information on tenants.

                  (e) Provided that Seller has satisfied the other conditions to Purchaser's obligation to effect the Closing set forth in Section 6.5, at the written direction of Seller, Purchaser will cause any part of the Purchase Price that Purchaser is required to pay pursuant to Section 2.2(d) to be applied to one or more items that Seller is required to pay under Section 6.3, and Seller shall not be deemed in default (or be deemed to have failed to satisfy a payment obligation required to be satisfied by Seller as a condition to the Closing) with respect to its obligation to pay such amounts to the extent it so directs Purchaser to pay.

                  (f) The provisions of this Section 6.3 shall survive the Closing for a period of three (3) months.

         6.4 Closing.

                  (a) At Closing, Escrowee shall:

                           (i) record or cause the recordation or file or cause
to be filed, as appropriate, the following documents in the appropriate recording and filing offices of the appropriate jurisdictions:

                                    (A) the Deed;

                                    (B) the Alexandria Ground Leases
Assignments;

                                    (C) the Assignment of Leases and Specialty
License Agreements;

                                    (D) the Assignment of Anchor Agreements;

                                    (E) the documentation, if applicable, with
respect to any state, county, or local sales and transfer taxes applicable to the conveyance or transfer of the Real Property and Personalty pursuant to this Agreement;

                           (ii) pay the Adjusted Purchase Price to Seller;

                           (iii) pay the Interest Income to Purchaser;

                           (iv) pay the Taxes to the appropriate governmental
authorities;

                           (v) pay the GMAC Charges and GMAC Assumption Fees to
GMAC or its designee;

                           (vi) pay the GMAC Park Plaza Release Price and the
GMAC Park Plaza Prepayment Penalty to GMAC or its designee;

                           (vii) pay the GMAC Reserves Reimbursement to Seller;

                           (viii) deliver to Seller duplicate originals of all
documents described in Subsections 6.3(b) (vi) and (vii) and Subsection 6.3(c) above;

                           (ix) deliver to Purchaser duplicate originals of the
documents described in Sections 6.3 (a) and 6.3(c) above; and the Title Policy; and

                           (x) deliver as directed by Seller or Purchaser such
other documents as may be deposited with Escrowee.

                  (b) At Closing, Seller shall deliver to Purchaser possession and occupancy of the Properties, subject to the Permitted Exceptions.

                  (c) At Closing, Seller shall deliver to Purchaser, or shall otherwise leave at the Property, all Records.

                  (d) On the Closing Date, Seller shall file the 1099-S Form required by the Internal Revenue Service.

                  (e) On the Closing Date, (i) Seller shall deliver to Title Insurer an affidavit in the form of Exhibit I attached hereto and (ii) Seller and Purchaser shall each deliver to Title Insurer such evidence as the Title Insurer may require as to the authorization of Seller or Purchaser, as the case may be, to consummate the transactions contemplated by this Agreement and the authority and incumbency of the person or persons executing documents on behalf of Seller or Purchaser, as the case may be.

         6.5 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to effect the Closing shall be subject to the fulfillment or written waiver on or before the date of Closing of all of the following conditions:

                  (a) Each of the documents and amounts required to be delivered by Seller pursuant to Section 6.3 shall have been delivered as provided therein.

                  (b) All of the representations and warranties of Seller contained in Section 9.2 shall be true and correct in all respects as of the date hereof and as of the date of the Closing as though made at and as of the date of the Closing (provided that representations and warranties which are stated to be made as of the Effective Date need be true and correct only as of the Effective Date); provided that, if the failure of Seller's representations and warranties to be true and correct in all respects would result in aggregate Losses to Purchaser of less than five million dollars ($5,000,000), this condition shall be deemed satisfied provided that Seller pays to Purchaser, or adjusts the Purchase Price for, such Losses pursuant to Section 9.8.

                  (c) Seller shall have performed, in all material respects, all obligations required to be performed by it under this Agreement on and prior to the Closing Date.

                  (d) At least ten (10) days prior to the Closing, Seller shall have delivered to Purchaser Satisfactory Estoppel Certificates from (i) one hundred percent (100%) of the Anchors other than (A) Anchors not required to deliver an estoppel under the terms of their respective Anchor Agreements and
(B) Anchors under the Excluded Anchor Agreements, (ii) Seller with respect to one hundred percent (100%) of the Excluded Anchor Agreements and (iii) Tenants occupying at least seventy-eight percent (78%) of the space currently occupied at the Real Property by Tenants from which Seller is required to request estoppel certificates in accordance with Section 5.4(b).

                  (e) Seller shall have delivered to Purchaser the original of the GMAC Estoppel Certificate.

                  (f) Purchaser shall have received (or shall be able upon payment of customary premiums to receive) the Title Policy.

                  (g) Seller shall have terminated all management agreements relating to the Property, including any management agreements with FUM.

                  (h) Seller shall deliver to Purchaser, in a form reasonably acceptable to Purchaser, a certificate from the lessor under each Alexandria Ground Lease, pursuant to which such lessor shall certify (1) that the applicable Alexandria Ground Lease is in full force and effect, (2) as true, correct and complete, a copy of the applicable Alexandria Ground Lease and that the documents listed in Schedule 1.4 are all of the documents (or modifications thereof) relating to such Alexandria Ground Lease and (3) that such lessor has not provided Seller with written notice of, and has no knowledge of, any default by Seller under the applicable Alexandria Ground Lease. If Seller is unable to deliver such a certificate from the lessor under an Alexandria Ground Lease despite Seller's best efforts to do so in accordance with its obligations under
Section 8.9, then Seller and Purchaser agree that the foregoing condition shall be deemed satisfied with respect to such Alexandria Ground Lease provided that Seller delivers to Purchaser a certificate of Seller with respect to the matters set forth in clauses (1), (2) and (3) above. Any such certificates of Seller shall survive the Closing for six (6) months and inure to the benefit of Purchaser, its successors and assigns and any lender providing financing to Purchaser.

                  (i) GMAC shall permit the assumption of the GMAC Mortgage by Purchaser.

         6.6 Conditions Precedent to Obligation of Seller. The obligation of Seller to effect the Closing shall be subject to the fulfillment or written waiver on or before the date of Closing of all of the following conditions:

                  (a) Each of the documents or amounts required to be delivered by Purchaser pursuant to Section 6.3 shall have been delivered as provided therein.

                  (b) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of the Closing as though made at and as of the date of the Closing.

                  (c) Purchaser shall have paid the Adjusted Purchase Price and all other amounts required to be paid by Purchaser under this Agreement and shall have performed, in all material respects, all of its obligations required to be performed by it under this Agreement on and prior to the Closing Date.

                  (d) Seller shall have received the GMAC Release.

         6.7 Failure of Conditions.

                  (a) In the event the conditions in Section 6.5 are not satisfied (other than the condition in Section 6.5(i) with respect to which the sole remedy of Purchaser is as set forth in the third sentence of Section 3.2(a)), Seller shall be deemed unable to perform and Purchaser shall have the option to (i) waive such conditions and close (subject to its rights and remedies as provided herein) or (ii) terminate this Agreement and have the remedies set forth in Section 11.1.

                  (b) In the event the conditions in Section 6.6 are not satisfied, Purchaser shall be deemed unable to perform and Seller shall have the option to (i) waive such conditions and close (subject to its rights and remedies as provided herein) or (ii) terminate this Agreement and have the remedies set forth in Section 11.2.

                  (c) In the event that Purchaser or Seller terminates this Agreement under this Section 6.7, neither party to this Agreement shall have any further obligation or liability to the other party under this Agreement except pursuant to Article 11 and except for those provisions which are expressly stated herein to survive termination of this Agreement.


                                   ARTICLE 7

                    PRORATIONS BETWEEN PURCHASER AND SELLER;
                              TRANSFER OF ACCOUNTS

         7.1 Prorations.

                  (a) General. For purposes of this Section 7.1, the "Proration Date" shall be deemed to be 11:59 p.m. New York time on the day immediately preceding the Closing Date, so that Purchaser shall be deemed to be in title to the Real Property and therefore entitled to the income and responsible for the expenses for the entire day of the Closing Date. Seller agrees to prepare and deliver to Purchaser at least two (2) Business Days prior to Closing a schedule of tentative adjustments. Such adjustments, if and to the extent known and/or estimated as of the Closing, shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at the Closing. On the date which is six months after the date of Closing, any such adjustments not determined as of the Closing or later determined to have been inaccurate, shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, in cash.

                  (b) Percentage Rental. Percentage rentals, to the extent applicable (including, without limitation, percentage rent provided for in agreements providing for the payment of base rent and percentage rent provided for in agreements which do not provide for payment of base rent), payable under the Leases, the Anchor Agreements and Specialty License Agreements shall be prorated as of the date (the "Cutoff Date"), which is identical to the "Proration Date," as follows:

                           (i) Any percentage rental which is attributable to a
lease year as defined in each Lease, Anchor Agreement or Specialty License Agreement (each, a "Lease Year") ending before the Cutoff Date shall be retained by Seller or promptly paid over to Seller if received by Purchaser.

                           (ii) Any percentage rental which is attributable to a
Lease Year which includes the Cutoff Date and which has been collected by Seller as of the Closing shall be retained by Seller, subject to adjustment after the Closing as hereinafter provided.

                           (iii) The final apportionment with respect to
percentage rent on a Lease, Anchor Agreement or Speciality License Agreement, as the case may be, shall be computed as follows: Seller shall be entitled to percentage rent determined by multiplying the total percentage rent for the Lease Year which includes the Cutoff Date by a fraction, the numerator of which shall be the total number of days in such Lease Year through and including the Cutoff Date, and the denominator of which shall be the number of days in such Lease Year. Purchaser shall be entitled to the remainder of such percentage rent. Within forty-five (45) days after the end of the applicable Lease Year of a Lease, Anchor Agreement or Speciality License Agreement, as the case may be, Purchaser shall send to Seller a report showing the final apportionment for percentage rent with respect to such Lease or other agreement, computed in the manner set forth above, which report shall be accompanied by (1) all those statements of gross sales received from Tenants or Anchors under Anchor Agreements or parties to Specialty License Agreements with respect to any Lease Year in which the Cutoff Date occurs, together with all such other documentation as may be reasonably required or which may be reasonably requested by Seller to confirm the accuracy of the apportionment on percentage rent and (2) payment by Purchaser to Seller or Seller to Purchaser, as the case may be, of such monies, if any, that shall be due to Seller to Purchaser, as applicable, as shown on such report or otherwise due under this subparagraph "(b)."

                  (c) Rentals. Subject to the provisions of Sections 7.1(b),
(d), (e) and (f), Rentals which have been collected shall be prorated as of the Proration Date. "Rentals" includes fixed monthly rentals, additional rentals , percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs (including, without limitation, pass-throughs with respect to real estate taxes, operating costs and labor costs) and expense reimbursements, common area maintenance charges, other charges, fees and sums payable as referred to in subparagraph "(e)" below, utility charges, sprinkler head rentals, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases, Anchors under Anchor Agreements or parties under Specialty License Agreements or from other occupants or users of the Real Property.

                  (d) Delinquent Rentals. Subject to the provisions of Section 7.1(b), Delinquent Rentals shall be prorated between Purchaser and Seller as of the Proration Date but not until they are actually collected by Purchaser. Rentals are "Delinquent" when payment thereof is due on or before the Proration Date but has not been made by the Proration Date. Purchaser shall use Purchaser's good faith efforts to collect any Delinquent Rentals. After the Closing, Seller shall be permitted to maintain or institute any legal proceedings against Tenants, Anchors, parties to Specialty License Agreements and occupants of the Real Property to collect such Delinquent Rentals, provided that Seller shall not take any action after the Closing against any occupant of any portion of the Real Property which would affect such occupant's right to occupy its owned, leased or licensed premises or take any action (other than by maintaining or instituting such legal proceedings) that would otherwise adversely affect the Purchaser. Rentals actually collected by Purchaser shall be applied first to Rentals accruing for the month in which the Closing occurs, then to Delinquent Rentals accruing for the month prior to the month in which the Closing occurs, then to Rentals accruing for any period following the month of the Closing and owing as of the date of collection until such Rentals are current and then to all other Delinquent Rentals. Purchaser shall be entitled to retain 2% of all Delinquent Rentals accruing before the month prior to the month in which the Closing occurs which Purchaser collects after the Closing on behalf of Seller and pays to Seller. Any amounts due Seller under this Section 7.1(d) shall be remitted to Seller not later than forty-five (45) days following the end of the month in which such Delinquent Rentals are collected. After the Closing, Purchaser shall provide Seller with a monthly accounting of any Delinquent Rentals and collections thereof and Seller shall have a reasonable opportunity to inspect Purchaser's books relating to such Delinquent Rentals and collection thereof.

                  (e) Operating Cost Pass-Throughs, Etc. Operating cost pass-throughs (including, without limitation, pass-throughs with respect to real estate taxes, operating costs and labor costs), expense reimbursements, utility charges, common area maintenance charges, joint use area charges, HVAC, advertising and promotional fees, marketing service fees, merchants' association fees, trash collection charges, additional rentals, rental escalations and other similar sums or charges payable by the Tenants, Anchors, parties to Speciality License Agreements or occupants of the Real Property, which accrue as of the Proration Date but are not then due and payable, shall be prorated as of the Proration Date; provided, however, no payment thereof shall be made to Seller unless and until Purchaser actually collects same from such parties. Purchaser shall use Purchaser's good faith efforts to collect such amounts as are allocable to Seller. After the Closing, Seller shall be permitted to institute any legal proceedings against any occupant of the Real Property owing any amount described in this Section 7.1 (e) to collect such amounts, provided that Seller shall not take any action after the Closing against any occupant of any portion of the Real Property which would affect such occupant's right to occupy its owned, leased or licensed premises. Notwithstanding the above, with respect to amounts as described in this Section 7.1(e) which are owed by tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto. When and if Purchaser actually collects any amount described in this Section 7.1(e), such amounts shall be applied first to payment(s) accruing for the month in which the Closing occurs, then to payment(s) accruing for the month prior to the month in which the Closing occurs, then to payment(s) accruing for any period following the month of the Closing and owing as of the date of collection until such payments are current and then to all other past due payment(s). Purchaser shall be entitled to retain 2% of all amounts described in this Section 7.1(e) which Purchaser collects after the Closing on behalf of Seller and pays to Seller and which are attributable to payment(s) accruing before the month prior to the month in which the Closing occurs. Any amounts due Seller under this Section 7.1(e) shall be remitted to Seller not later than forty-five (45) days following the end of the month in which such sums are collected. After the Closing, Purchaser shall provide Seller with a monthly accounting of amounts described in this Section 7.1(e) accruing before the Closing which remain outstanding and any collections thereof, and Seller shall have a reasonable opportunity to inspect Purchaser's books relating to such amounts and collection thereof.

                  (f) Prepaid Rentals. Except for percentage rent and as otherwise provided in Section 7.1(b), Rentals already received by Seller attributable to periods after the Proration Date and the amount of any other credits due occupants of the

Property, theretofore paid in cash to Seller and applicable to any period or periods after the Closing Date, shall be credited to Purchaser at the Closing.

                  (g) Taxes and Assessments.

                           (i) Any delinquent real estate taxes and any
delinquent installments of assessments (including penalties and charges) on the Real Property shall be paid at the Closing from funds accruing to Seller. All non-delinquent real estate taxes on the Real Property for the fiscal tax year in which the Proration Date occurs shall be estimated based upon the most recently available real estate tax bill and prorated as hereinafter described at the Closing based upon such estimate. Purchaser and Seller shall re-prorate the real estate taxes following the Closing upon receipt of the actual real estate tax bill for the applicable fiscal tax year in which the Proration Date occurs. Purchaser shall be credited with an amount equal to all real estate taxes for the applicable fiscal tax year which have accrued prior to the Proration Date and are unpaid as of the Closing. All real estate taxes for fiscal tax years prior to the fiscal tax year in which the Proration Date occurs shall be the obligation of Seller. Purchaser shall also be credited with an amount equal to all real estate taxes already collected or received by Seller from Tenants and attributable to periods after the Proration Date, so long as such amounts have not previously been used to pay real estate taxes already due for the period after the Proration Date. If as of the Closing Date the Real Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then a charge or lien, or has been paid, then the installment for the year in which the Closing Date occurs shall be apportioned between Seller and Purchaser as of the Closing Date and Purchaser shall be responsible for any installments due thereafter.

                           (ii) If there shall be any proceedings challenging or
protesting the assessed valuation or real estate taxes with respect to all or any portion of the Real Property, which are now pending or pending as of the Closing with respect to the Property as of the Closing, then, after deducting the cost of such proceedings including attorneys' fees, all benefits obtained including, without limitation, any tax refunds attributable to (i) any tax year ended prior to the date of Closing shall be the property of and shall be paid to Seller, (ii) any tax year commencing after the date of Closing shall be the property of and may be retained by Purchaser and (iii) the tax year in which the Closing occurs shall be the property of and shall be paid to Purchaser, subject to apportionment between Seller and Purchaser as of the Proration Date. Seller reserves the right to prosecute any such proceedings for tax years ended prior to the date the Closing occurs by attorneys selected by Seller and to settle any such proceedings with the consent of Purchaser, which consent shall not be unreasonably withheld or delayed as long as such settlement does not affect the amount of taxes or the assessment or assessed value in subsequent years and does not otherwise adversely affect the Purchaser. Purchaser may join in any such proceedings represented by counsel selected by Purchaser and reasonably approved by Seller. Prior to Closing, but after the Due Diligence Termination Deadline, at Purchaser's request and at Purchaser's sole cost and expense, Seller will take reasonable steps to contest, or preserve the right to contest, the assessed valuation of real estate taxes with respect to all or any portion of the Real Property. Purchaser reserves the right to prosecute any such proceedings for a tax year ending after the date the Closing occurs and to settle any such proceedings without the consent of Seller. For any tax year ending after the date the Closing occurs, the right to prosecute, continue and settle such proceedings shall be deemed assigned and assumed by Purchaser at the Closing. Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, upon demand, receipted tax bills and canceled checks used in payment of such taxes and shall execute any and all consents or other documents and do any act or thing necessary for the collection of such refund by Seller or Purchaser, as applicable.

                           (iii) If Purchaser receives any benefits to which
Seller shall be entitled under this Section 7.1 (g) (including, without limitation, credits against taxes payable after the Closing on the basis of real estate tax refunds attributable to the period prior to the Closing) or if Purchaser shall otherwise receive any real estate tax refunds or benefits to the extent pertaining to the period prior to the date of Closing, Purchaser shall hold the same in trust for the benefit of Seller and promptly remit the same to Seller.

                           (iv) If Seller receives any benefits to which
Purchaser shall be entitled under this Section 7.1 (g) (including, without limitation, credits against taxes payable for the period commencing on the date of Closing or real estate tax refunds attributable to the period on or after the date of Closing) or if Seller shall otherwise receive any real estate tax refunds or benefits to the extent pertaining to the period commencing on the date of Closing, Seller shall hold the same in trust for the benefit of Purchaser and promptly remit the same to Purchaser.

                  (h) Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, common area maintenance, taxes other than real estate taxes such as rental taxes, contributions to promotional organizations, other expenses incurred in operating the Real Property, and any other costs incurred in the ordinary course of business or the management and operation of the Real Property, shall be prorated on an accrual basis. All such charges accruing prior to the Proration Date shall be the obligation of Seller, and Purchaser shall be credited with an amount equal to all such charges, taxes, expenses and costs which have accrued prior to the Proration Date. Purchaser shall be responsible for all such charges accruing after the Proration Date. To the extent possible, utility prorations will be handled by final readings from utility providers on the day immediately preceding the Closing.


                  (i) Security Deposits. Purchaser shall receive possession of, or be credited with, an amount equal to all refundable security deposits under all Leases, Anchor Agreements (if applicable) and Specialty License Agreements and shall indemnify and hold Seller harmless from and against any and all Losses with respect to all such security deposits with respect to the Leases, Anchor Agreements and Specialty License Agreements to the extent Purchaser receives possession of, or is credited with, such security deposits.

                  (j) Contracts. Amounts payable under the Contracts (other than those amounts required to be paid directly by any tenant under its Lease) shall be prorated as of the Proration Date on an accrual basis. All amounts payable under the Contracts accruing prior to the Proration Date shall be the obligation of Seller, and Purchaser shall be credited with an amount equal to all amounts payable under the Contracts which have accrued prior to the Proration Date. Purchaser shall be responsible for all amounts payable under the Contracts accruing after the Proration Date.

                  (k) Fees for Transferrable Licenses and Permits. Fees for transferrable licenses and permits with respect to the Real Property shall be prorated as of the Proration Date.

                  (l) Prepaid Expenses. Seller shall be credited with an amount equal to all costs, expenses, charges and fees prepaid by Seller under any Contracts that are assumed by Purchaser and attributable to the period after the Closing Date.

                  (m) Marketing Fund Balance. Purchaser shall receive possession of, or be credited with, an amount equal to the Marketing Fund Balance for each Mall as of the Closing Date. Seller shall fund its obligations, if any, to such prorated Marketing Fund Balance prior to Closing and Purchaser shall assume Seller's obligations with respect to such Marketing Fund Balance from and after Closing.

                  (n) GMAC Principal, Interest and Fees.

                           (i) If Purchaser shall assume the GMAC Loan
Documents, then:

                                    (A) Purchaser shall receive a credit against
the Purchase Price in the amount of the outstanding principal balance of the GMAC Mortgage as of the Closing Date.

                                    (B) Interest on the GMAC Mortgage shall be
prorated on an accrual basis. All interest payable under the GMAC Mortgage accruing and not paid prior to the Proration Date shall be the obligation of Seller, and Purchaser shall be credited with an amount equal to such accrued and unpaid interest. Purchaser shall be responsible for all interest payable under the GMAC Mortgage and accruing after the Proration Date.

                                    (C) Purchaser shall pay to Seller at Closing
the monies held in the following accounts as defined in the Lockbox Agreement dated as of September 30,1996 by and between Seller, GMAC and Harris Trust and Savings Bank: the Restricted Subaccounts, the Main Restricted Account, the Operating Reserve Account, the Ground Rent Reserve Account, the Taxes and Insurance Reserve Account, the Debt Service Reserve Account, the Tenant Improvements Reserve Account, the Lending Commission Reserve Account, the Tenant Deposit Reserve Account, the Replacement Reserve Account, the Outside Escrow Account and the Completion and Repair Reserve Account and any other reserves, escrow deposits or accruals made with, or held by, GMAC, in each case to the extent such monies will belong to Purchaser (subject to the terms of the GMAC Loan Documents) as of the Closing (collectively, the "GMAC Reserves Reimbursement").

                                    (D) Purchaser shall pay the GMAC Charges at
Closing. Purchaser shall be solely responsible for the GMAC Charges and shall indemnify and hold Seller harmless from and against such GMAC Charges. Seller shall pay the GMAC Assumption Fees at Closing. Seller shall be solely responsible for the GMAC Assumption Fees and shall indemnify and hold Purchaser harmless from and against such GMAC Assumption Fees.

                           (ii) Purchaser shall pay the GMAC Park Plaza Release
Price (if any) and the GMAC Park Plaza Prepayment Penalty (if any) at the Closing and Seller shall grant to Purchaser a credit against the Purchase Price in the aggregate amount thereof. Notwithstanding anything to the contrary contained herein, Seller shall have the sole right to negotiate with GMAC with respect to the amount of GMAC Park Plaza Release Price and the GMAC Park Plaza Prepayment Penalty and Purchaser shall not participate in the negotiations limited exclusively to such matters.

                  (o) Tenant Costs. Amounts in the Tenant Costs Escrow Account shall be paid or credited as described in Section 8.1(e).

         7.2 The provisions of Section 7.1 shall survive the Closing for six (6) months; provided that the provisions of Section 7.1(b) and (e) shall survive the Closing until July 1, 2000.


                                   ARTICLE 8

                 ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

         8.1 Operation and Management Prior to Closing.

                  (a) Prior to Closing and except as otherwise contemplated or permitted by this Agreement, Seller agrees to operate, manage, maintain, repair and lease the Property in a prudent manner, in the ordinary course of business, on an arm's-length basis and consistent with Seller's normal and customary practice prior to the date hereof, provided, however, such obligation shall not include extraordinary capital expenditures.

                  (b) Prior to Closing, Seller agrees (i) to maintain customary insurance on the Property in accordance with Seller's normal and customary practice prior to the date hereof, (ii) not to enter into or agree to enter into any new Anchor Agreement, Lease or Specialty License Agreement, or amend, extend, renew, modify or, except in the case of a material default by the applicable Anchor, Tenant or occupant thereunder, terminate any existing Anchor Agreement, Lease or Specialty License Agreement, without the written consent of the Purchaser, which consent shall not be unreasonably withheld; provided that Purchaser's consent shall not be required for modifications of terms of Leases and Specialty License Agreements that do not relate to rental or other payment terms or to the expiration, cancellation or termination of such Lease or Specialty License Agreement and that are otherwise not material, (iii) not to amend, modify or terminate the Alexandria Ground Leases or enter into any new ground lease without the written consent of Purchaser, (iv) not to enter into any new Contracts which would remain in effect as of the Closing without the written consent of the Purchaser except for Contracts which are terminable without cause upon thirty (30) days' notice without penalty, and (v) not to dispose of any Real Property, dispose of or remove Personalty from the Real Property with a value of $50,000 or more in the aggregate unless such Personalty is replaced with similar Personalty of comparable quality, or dispose of or assign any Intangibles. Any consent of Purchaser required under this Section 8.1(b), (x) may be given or withheld by Purchaser in its sole discretion from and after the Due Diligence Termination Deadline and (y) solely in the case of amendments or modifications to Leases and Specialty License Agreements, shall be deemed given if Purchaser does not respond to Seller's request for consent within five (5) Business Days after such request is delivered by Seller to Purchaser.

                  (c) From and after the Due Diligence Termination Deadline and prior to the Closing, Seller shall, at Purchaser's request and direction, enter into leases, licenses or other occupancy agreements with the Gap, Old Navy and such other tenants, licensees or other parties in occupancy that are reasonably acceptable to Seller, in each case on commercially reasonable terms, conditions and lease documents as determined by Purchaser; provided that in the case of tenants other than Gap or Old Navy such terms, conditions and lease documents shall also be reasonably acceptable to Seller. In the event that Purchaser presents Seller with a lease, license or other occupancy agreement that satisfies the provisions of this Section 8.1(c) and Seller does not execute such lease, license or other occupancy agreement within five (5) Business Days after Purchaser presents Seller with the execution copy of such lease, license or occupancy agreement, then Seller hereby grants Purchaser the authority to enter into, and hereby irrevocably constitutes and appoints Purchaser as its true and lawful attorney, in the name, place and stead of Seller, to execute, acknowledge, swear to, deliver, record and file, such lease, license or other occupancy agreement in Seller's name and on Seller's behalf; provided that this power shall not be invoked by Purchaser nor shall Seller be obligated to execute any lease, license or occupancy agreement unless Purchaser has deposited with Escrowee all Tenant Costs for such lease, license or occupancy agreement in accordance with Section 8.1(d). The power of attorney granted by Seller to Purchaser pursuant to this Section 8.1(c) is coupled with an interest and shall be irrevocable and shall survive and not be affected by the subsequent bankruptcy or dissolution of Seller but shall not survive the termination of this Agreement or the Closing.

                  (d) From and after the Due Diligence Termination Deadline and prior to the Closing, in connection with Seller (i) placing tenants, licensees or other parties in occupancy pursuant to leases, licenses or other occupancy agreements (in each case subject to first obtaining Purchaser's consent in accordance with Section 8.2(b)) and (ii) entering into new leases, licenses or other occupancy agreements at Purchaser's request in accordance with Section 8.2(c) (any leases, licenses or other occupancy agreements entered into with Purchaser's approval pursuant to clause (i) or (ii) being referred to herein as an "Approved Lease"), Purchaser shall, contemporaneous with the execution of such Approved Lease, deposit in a segregated interest-bearing escrow account with Escrowee (the "Tenant Costs Escrow Account") all of the following out-of-pocket costs (collectively, "Tenant Costs") imposed on the landlord pursuant to such Approved Lease: tenant inducements, rent concessions, moving costs, third party costs, attorneys' fees, leasing commissions, tenant improvement costs, construction allowances and lease buy-outs. Prior to Closing, on three (3) Business Days prior written notice to Purchaser, Seller may access the amounts in the Tenant Costs Escrow Account to pay such Tenant Costs that are then due. Seller shall provide an accounting to Purchaser of all amounts so withdrawn. In the event that Seller notifies Purchaser of any shortfall with respect to Tenant Costs for an Approved Lease and the reasons therefor, Purchaser shall promptly deposit the same into the Tenant Costs Escrow Account for use by Seller in accordance with this Section 8.1(d). Purchaser shall be entitled to approve and monitor the contractors and architects selected to perform tenant work under any Approved Lease and the budget for such work. Any such approval shall be deemed given if Purchaser does not respond to Seller's request for approval of the same within five (5) Business Days after such request is delivered by Seller to Purchaser.

                  (e) All amounts in the Tenant Costs Escrow Account not previously used to pay Tenant Costs in accordance with Section 8.1(d) shall be paid (i) to Purchaser at and upon the Closing, (ii) to Seller immediately upon a termination by Seller of this Agreement in accordance with the provisions of
Section 11.2, or (iii) to Purchaser immediately upon any other termination of this Agreement (by Seller or Purchaser or otherwise) in accordance with the provisions of this Agreement and, in such case, Seller shall promptly pay to Purchaser any amounts previously used to pay Tenant Costs in accordance with
Section 8.1(d). All interest and income earned on the Tenant Costs Escrow Account shall be paid to Purchaser; provided that such interest and income shall be paid to Seller if the amounts in the Tenant Costs Escrow Account are required to be paid to Seller in accordance with clause (ii) above; provided further that in the event the amounts in the Tenant Costs Escrow Account are paid to Purchaser in accordance with clause (iii) above, Seller shall promptly pay to Purchaser interest on any amounts previously used to pay Tenant Costs in accordance with Section 8.1(d) (at the rate paid on funds in the Tenant Costs Escrow Account) from the date such amounts were withdrawn from the Tenant Costs Escrow Account to pay such Tenant Costs.

                  (f) The obligations of Seller under Section 8.1(b)(ii), (iii),
(iv) and (v) shall survive the Closing for a period of six (6) months to the extent that Purchaser is unable to ascertain as of Closing whether such obligations have been performed by Seller. The obligations of Seller under
Section 8.1(e) shall survive the termination of this Agreement until all amounts payable pursuant to Section 8.1(e) are paid in full.

         8.2 Purchaser's Assumption of Obligations. Purchaser shall assume and perform all of Seller's obligations, if any, arising from and after the Closing under the terms and conditions of all Leases, Anchor Agreements, Specialty License Agreements and Contracts assigned at Closing under the terms of this Agreement. The provisions of this Section 8.2 shall survive the Closing hereunder.

         8.3 Confidentiality; No Recording.

                  (a) Purchaser agrees that (i) all Evaluation Material or any other information or documents concerning the Property and furnished to Purchaser by Seller or FUR (collectively, "Confidential Information") will be used solely for the purposes of evaluating its investment and shall be kept confidential and (ii) it will not disclose any Confidential Information to any persons other than Purchaser's Agents. Purchaser agrees to cause Purchaser's Agents to keep confidential all Confidential Information to the same extent Purchaser is required to do so under this Section 8.3.

                  (b) Purchaser agrees that, if the transactions contemplated by this Agreement are not consummated, copies of all Confidential Information furnished to Purchaser shall be returned to Seller or destroyed by Purchaser.

                  (c) For purposes of this Section 8.3, the term Confidential Information shall not include information which (i) is or becomes available to the public other than as a result of a disclosure by Purchaser or Purchaser's Agents, (ii) presently is or hereinafter becomes available to Purchaser on a non-confidential basis from a source other than Seller, its agents or advisors, or (iii) is sold, conveyed, transferred or assigned to Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

                  (d) Under no circumstances whatsoever shall Purchaser record this Agreement or any memorandum or notice of this Agreement in any county or state.

                  (e) The provisions of this Section 8.3 shall survive the termination of this Agreement but shall terminate when the Closing occurs.

         8.4 GMAC Loan Documents. Prior to Closing, Seller agrees (a) except as contemplated by Section 3.4, not to amend, modify, supplement or terminate the GMAC Loan Documents, (b) to perform in a timely manner all of its monetary and other material obligations under the GMAC Loan Documents and (c) to promptly provide Purchaser with any written notices of default or other correspondence received from GMAC relating to the obligations of Seller under the GMAC Loan Documents. Furthermore, Seller will promptly notify Purchaser upon Seller becoming aware of any event or circumstance that, based on the provisions of the GMAC Loan Documents, Seller believes would constitute a default (or would become a default with the passage of time or the giving of notice or both) under the GMAC Loan Documents.

         8.5 Delivery and Access. On the Effective Date, Seller shall provide the Purchaser and Purchaser's Agents access to all lease files, tenant correspondence files and other files and records relating the Property. To the extent not in Seller's Files or, with respect to litigation files relating to Burk Interests Incorporated/Best Products Co., Inc. or H.J. Wilson Company d/b/a Service Merchandise, contained in the offices of Seller's attorneys, not later than five (5) Business Days before the Due Diligence Termination Deadline, Seller shall deliver copies of all pleadings and papers relating to litigation pertaining to Leases, Anchor Agreements or Speciality License Agreements covering the Tenant Litigation Space. Prior to Closing, Seller shall (a) promptly provide Purchaser with copies of monthly operating reports with respect to the Property and all operating statements, rent rolls, receivable aging reports, leasing reports and other similar periodic reports prepared by or delivered to Seller with respect to the Property (in each case without representation or warranty by Seller) and (b) to the extent permitted by the applicable Anchor Agreements, Leases and Specialty License Agreements, provide Purchaser with access to the Property and operating personnel of Seller and FUR during normal business hours and upon reasonable advance notice. Prior to Closing, Seller shall provide Purchaser with copies of all Contracts entered into by Seller affecting the Property after the Effective Date.

         8.6 Communication with Authorities. Purchaser shall not have any communication with governmental authorities regarding the Property (other than for the purpose of obtaining customary zoning letters) unless legally required to do so.

         8.7 Public Disclosure.

                  (a) Purchaser shall not issue any press release concerning the existence or execution of this Agreement or the terms thereof until Seller has issued a press release (or similar public announcement or communication) regarding the same; provided that Seller shall not issue its press release (or similar public announcement or communication) until such press release (or similar public announcement or communication) has been approved by Purchaser, which approval shall not be unreasonably withheld or delayed.

                  (b) Subject to Purchaser's obligations under Section 8.7(a), Purchaser shall not issue any press release (or similar public announcement or communication) concerning the existence or execution of this Agreement or the terms thereof until such press release (or similar public announcement or communication) has been approved by Seller, which approval shall not be unreasonably withheld or delayed.

                  (c) Any approval required under this Section 8.7 shall be deemed given if the party from which approval is required does not respond to the other party's request for such approval within one (1) Business Day after receipt of such request.

                  (d) For purposes of this Section 8.7, Forms 8-K, proxy statements and other filings with the Securities and Exchange Commission shall be deemed not to be a press release (or similar public announcement or communication).

         8.8 Exclusivity; Shareholder Approval.

                  (a) From and after the date on which Purchaser makes the Additional Deposit, no authorized officer, trustee, manager or director of Seller or FUR or any affiliate thereof, or any of their respective authorized agents, shall directly or indirectly, solicit, pursue, entertain, negotiate, enter into or attempt to engage in any discussions with, or provide any Confidential Information to, any person or entity other than Purchaser or Purchaser's Agents with a view toward the sale of all or any portion of the Real Property by Seller. Notwithstanding the foregoing, Seller and FUR may respond to and pursue (including by providing Confidential Information subject to a customary confidentiality agreement no less favorable to Seller than the provisions of Section 8.3; provided that a copy of such agreement is promptly delivered to Purchaser) a bona fide proposal, which is neither solicited nor encouraged by an authorized officer, trustee, manager or director of Seller or FUR or any affiliate thereof, or any of their respective authorized agents, to consummate the sale, directly or indirectly, of all of the Real Property collectively (but not less than all of the Real Property) to any person or entity other than Purchaser if the Board of Trustees of FUR or an appropriate committee thereof has determined that (a) such alternate proposal is more favorable to FUR's shareholders from a financial point of view than the transactions contemplated by this Agreement (taking into account the fee payable to Purchaser pursuant to Section 14.2(b)), (b) such alternative proposal is reasonably capable of being consummated and (c) based on the advice of outside legal counsel, it has a fiduciary duty under applicable law or its organizational documents to the shareholders of FUR to respond to and pursue such alternative proposal; provided that FUR shall promptly notify Purchaser of any such alternative proposal prior to responding thereto.

                  (b) Each of Seller and FUR shall use its best efforts to clear the definitive proxy statement described in Section 14.2 with the Securities and

Exchange Commission as promptly as practicable and, in any event, before the date that would allow sufficient time to declare a record date, mail proxy statements, solicit proxies and conduct a duly called meeting of FUR's shareholders in accordance with all applicable laws, rules and regulations and FUR's organizational documents by no later than the Shareholder Approval Deadline.

                  (c) Purchaser's sole remedy in the event of the breach of this
Section 8.8 is as set forth in Section 14.2(b).

         8.9 Alexandria Ground Leases. Seller agrees to use its best efforts (without being required to expend any sums) to obtain and deliver to Purchaser the certificates from the lessors under the Alexandria Ground Leases referred to in Section 6.5(h).


                                   ARTICLE 9

               REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

         9.1 General Disclaimer. Except as specifically set forth in Section 9.2 below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the any improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Purchaser acknowledges that Purchaser has examined, reviewed and inspected all matters which in Purchaser's judgment bear upon the Property and its value and suitability for Purchaser's purposes. Except as to matters specifically set forth in Section 9.2 below, Purchaser will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Title Policy.

         9.2 Seller's Representations and Warranties. Seller makes the following representations and warranties, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date (provided that representations and warranties which are stated to be made as of the Effective Date need be true and correct only as of the Effective Date):

                  (a) Authority; Binding on Seller; Enforceability. Seller is duly organized, validly existing, in good standing in the State of Delaware and is duly qualified to do business in all states in which the Real Property is located. Subject to and based upon the assumption that the Seller Ratifications shall be obtained as hereinafter provided, (i) Seller has the full right and authority to enter into this Agreement, consummate or cause to be consummated all transactions contemplated hereby and make or cause to be made transfers and assignments contemplated herein, and the persons signing this Agreement on behalf of Seller are authorized to do so and (ii) this Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

                  (b) Conflict with Existing Laws; Consents. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Seller do not conflict with any provision of any law or regulation to which Seller is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller, or result in the creation or imposition of any lien on any of its assets or property which would materially adversely affect the ability of Seller to perform its obligations under this Agreement. Seller has obtained all consents, approvals, authorizations or orders of any court, governmental agency or body and all third parties, if any, required for the execution and delivery of this Agreement. Subject to and based upon the assumption that the GMAC Consent, the Rating Agency Consent and the Seller Ratification shall be obtained as provided herein, Seller has obtained all consents, approvals, authorizations or orders of any court, governmental agency or body and all third parties, if any, required for the performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Bankruptcy or Debt of Seller. Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Seller or any of its property under any law relating to bankruptcy or insolvency, nor, to the best of Seller's knowledge, has any such petition been filed against Seller. No general assignment of Seller's property has been made for the benefit of creditors, and, to Seller's knowledge, no receiver, master, liquidator, or trustee has been appointed for Seller or any material portion of its property. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

                  (d) Anchor Agreements, Leases and Specialty License Agreements. Seller will, upon execution hereof, immediately deliver to Purchaser or make available to Purchaser in Seller's lease files at the offices of Seller or FUR in Cleveland and Dallas, true, correct and complete copies of all Anchor Agreements, Leases and Specialty License Agreements (including all amendments, extensions, modifications and renewals thereof); such Anchor Agreements, Leases and Specialty License Agreements included in such lease files are true, correct and complete copies of any and all leases, reciprocal easement agreements, subleases (to which Seller or its predecessors in interest are a party), licenses or other occupancy agreements affecting any portion of any Real Property; and (other than as permitted by the last sentence of Section 9.4) there are no amendments, extensions, modifications or renewals of any such leases, reciprocal easement agreements, licenses or other occupancy agreements which are not included in such lease files.

                           (i) Except as set forth in Schedule 9.2(d)(i) and
except as disclosed in Seller's
Files, Seller has not received written notice of any insolvency or bankruptcy proceeding involving any Anchor, Tenant or occupant under a Specialty License Agreement;

                           (ii) Except as disclosed in Seller's lease files at
the offices of Seller or FUR in Cleveland and Dallas, no brokerage commission or other compensation or other Tenant Costs shall become due or payable to any person by Purchaser with respect to any Anchor Agreement, Lease or Specialty License Agreements executed prior to the date hereof;

                           (iii) Except as disclosed in Seller's Files, no
Anchor, Tenant or occupant under a Specialty License Agreement has paid fixed rents under its Anchor Agreement, Lease or Specialty License Agreement, as the case may be, more than 30 days in advance;

                           (iv) Except as disclosed in Seller's Files, Seller
has not delivered to an Anchor, Tenant or occupant under a Specialty License Agreement written notice of a default under its Anchor Agreement, Lease or Specialty License Agreement, as the case may be, which remains uncured; and

                           (v) Except as disclosed in Seller's Files, as of the
Effective Date, Seller has not received any written notice from any Anchor, Tenant or occupant under a Specialty License Agreement that Seller has not performed any of its obligations under the applicable Anchor Agreement, Lease or Specialty License Agreement, as the case may be, that are required to be performed prior to the date hereof and there are no pending claims asserted in writing against Seller by an Anchor, Tenant or occupant under a Specialty License Agreement for offsets or abatements against rent or any other monetary amount.

                  (e) Condemnation. As of the Effective Date and except as set forth in Seller's Files, Seller has not received written notice of any pending or threatened condemnation proceeding or similar proceeding affecting any Real Property except as set forth on Schedule 9.2(e).

                  (f) Litigation. Except (1) as set forth on Schedule 9.2(f),
(2) as set forth in Seller's Files, (3) for matters fully covered by insurance and (4) for proceedings with Anchors, Tenants or occupants under Specialty License Agreements in which Seller is the plaintiff and no claim or counterclaim has been asserted against Seller, Seller has not received (i) written notice (including a summons or complaint) of any action, suit litigation, proceeding or governmental investigation, which remains pending, or any order, injunction or decree which remains outstanding affecting any portion of the Property or (ii) written notice from an Anchor, Tenant or occupant under a Specialty License Agreement threatening suit by reason of Seller's default under an Anchor Agreement, Lease or Specialty License Agreement, as the case may be, which default has not been cured, in the case of both clauses (i) and (ii), which individually or in the aggregate could, if adversely determined, result in a judgment against the Purchaser or any Property in an amount of $500,000 or more or otherwise have a material adverse effect on Purchaser or the use, operation or value of or access to any Real Property.

                  (g) Compliance with Laws; Licenses and Permits. Except as set forth on Schedule 9.2(g) and except as set forth in Seller's Files, Seller has not received written notice (the subject of which has not been cured) from any governmental authority or any party entitled to enforce a covenant, condition and restriction affecting any Real Property or any other person to the effect that (i) any federal, state or local law, ordinance, rule, order or regulation has been violated by the maintenance, operation, occupancy or use of such Real Property which violation would materially adversely affect the current operation, current occupancy or current use of such Real Property, (ii) any building, or other federal, state or municipal law, ordinance, covenant, condition and restriction is or has been violated by the maintenance, operation, occupancy or use of such Real Property which violation would materially adversely affect the current operation, current occupancy or current use of such Real Property or (iii) any licenses permits, inspections, authorizations, certifications and approvals required by any governmental authorities having jurisdiction over the operation of the Real Property, in its present manner, have not been performed or issued and paid for and are not in full force and effect, in each case, without which the maintenance, operation, occupancy or use of such Real Property would be materially adversely affected; provided that, if the representations and warranties of Seller in this Section 9.2(g) are true and correct as of the Effective Date, then such representations and warranties shall also be deemed true and correct as of the Closing Date, other than with respect to any written notices described in this Section 9.2(g) the subject matter of which (x) relates to (1) a change in any federal, state or local law, ordinance, rule, order or regulation after the Due Diligence Termination Deadline or (2) events, circumstances or conditions which first occurred or arose after the Due Diligence Termination Deadline and (y) does not relate to (1) the taking of any action by Seller required by the terms of any Approved Lease or (2) matters for which an Anchor, Tenant or occupant under a Specialty License Agreement is solely responsible.

                  (h) Contracts. As of the Effective Date, Seller's Files include a true and complete copy of all Contracts to which Seller or its agent is a party affecting the Property in effect on the date hereof (including all amendments and modifications thereof).

                  (i) Security Deposits. Except as set forth in Seller's Files,
Schedule 9.2(i) sets forth all security deposits held by or on behalf of Seller under Anchor Agreements, Leases and Specialty License Agreements. Seller and its agents have held all security deposits in accordance with law and the terms of the applicable Anchor Agreements, Leases and Specialty License Agreements.

                  (j) Rights of Offer and Refusal. Except as set forth in Seller's Files and other than any right of GMAC under the GMAC Loan Documents, Seller has not granted to any person any right or option to acquire any Property or portion thereof or any interest relating thereto, or a right of first offer or right of first refusal to do so, or a right to receive any profit participation or other interest with respect to the Property or any portion thereof (whether exercisable now or upon any subsequent resale of any Property or any portion thereof), which in any such case would be binding on Purchaser.

                  (k) Employees. There are no employment, union or other similar agreements relating to Seller's employees at the Property that will be binding on Purchaser or the Property after Closing.

                  (l) Environmental Matters. Except as disclosed in the environmental reports listed on Schedule 9.2(l) and heretofore delivered to Purchaser (which such reports represent all of the environmental reports in the possession or under the control of Seller or its agents) or in the environmental reports prepared for Purchaser before the Due Diligence Termination Deadline in connection with the transactions contemplated hereby and except as otherwise disclosed on Schedule 9.2(l), (i) Seller has not received any written notice, demand, letter, claim or request for information (the subject of which has not been cured) regarding the presence of Hazardous Substances or liability under any Environmental Law with respect to such Property and (ii) Seller has not received any written notice (the subject of which has not been fully cured) that any Property is currently subject to any orders, decrees, injunctions or any other proceedings or requirements imposed by any governmental authority or third party pursuant to any Environmental Law, in the case of both clauses (i) and
(ii), the subject matter of which could result in Losses to Purchaser in an amount equal to (x) $100,000 or more with respect to any Mall or (y) $200,000 or more in the aggregate with respect to all of the Malls collectively. (By way of example, if this representation is breached because Seller has received undisclosed written notices of Hazardous Substances at three Malls and the cost of remediation for each Mall would be $150,000, then the amount of Losses for the purposes of Section 9.8 would be, in such example, $250,000 ($450,000 - $200,000).)

         9.3 AS IS. Without limiting Seller's representations and warranties contained in this Article 9:

                  (a) Except as may otherwise be expressly set forth in this Agreement, Purchaser is expressly purchasing the Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to all facts, circumstances, conditions and defects. Seller has no obligation to determine or correct any such facts, circumstances, conditions or defects or to compensate Purchaser for same. Seller has specifically bargained for the assumption by Purchaser of all responsibility to investigate the Property, laws and regulations, rights, facts, Leases, Contracts, Specialty License Agreements and Anchor Agreements and of all risk of adverse conditions and has structured the Purchase Price and other terms of this Agreement in consideration thereof. Purchaser will undertake or has taken all investigations and review of the Property, laws and regulations, rights, facts, Leases, Contracts, Specialty License Agreements and Anchor Agreements as Purchaser deems necessary or appropriate under the circumstances as to the status of the Property and based upon same, Purchaser is and will be relying strictly and solely upon such inspections and examinations, the warranties and representations of Seller specifically set forth in this Agreement, and the advice and counsel of its own consultants, agents, legal counsel and officers and Purchaser is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property, and by reason of all the foregoing, Purchaser assumes the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Property, except as expressly set forth to the contrary in this Agreement.

                  (b) Except for those representations and warranties of Seller set forth herein, Seller hereby disclaims all warranties of any kind or nature whatsoever (including warranties of habitability and fitness for particular purposes), whether expressed or implied, including, without limitation, warranties with respect to the Property. Purchaser acknowledges that Purchaser is not relying upon any representation of any kind or nature made by Seller, or any of its employees or agents with respect to the Property other than those representations and warranties set forth herein, and that, in fact, no such representations or warranties were made except as expressly set forth in this Agreement.

                  (c) Seller makes no representation or warranty with respect to the presence of Hazardous Materials on, above, or beneath the Real Property (or any parcel in proximity thereto) or in any water on or under the Real Property. Purchaser's closing hereunder shall be deemed to constitute an express waiver of any right on the part of Purchaser to cause Seller to be joined in any action brought against Purchaser under any Environmental Laws or to contribute to the cost of any remediation or clean-up of any environmental hazard or environmental condition at the Real Property. The term "Hazardous Materials" shall mean (i) those substances included within the definitions of any one or more of the terms "hazardous materials," "hazardous wastes," "hazardous substances," "industrial wastes," and "toxic pollutants," as such terms are defined under the Environmental Laws, or any of them, (ii) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysolite, amosite, crocidolite, tremolite, anthophyllite and/or actinolite, whether friable or non-friable, (v) polychlorinated biphenyl ("PCBs") or PCB-containing materials or fluids, (vi) radon, (vii) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (viii) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. The term "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environmental and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42

U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. Sections 6901, et seq.) ("RCRA"), and Toxic Substance Control Act, as amended (42 U.S.C. Sections 7401, et seq.), The Clean Air Act, as amended (42 U.S.C. Sections 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300f, et seq.), any state or local environmental law or counterpart or equivalent of any of the foregoing, and any Federal, state or local transfer ownership notification or approval statutes.

         9.4 Modification of Seller's Representations and Warranties. Seller may replace or create new schedules to the representations and warranties in Section
9.2 to reflect any additional information by delivering to Purchaser replacement schedules or new schedules, as the case may be, to such representations and warranties at least three (3) Business Days prior to the Due Diligence Termination Deadline. The representations and warranties of Seller shall be deemed to be modified by such replacement or new schedules delivered to Purchaser and shall constitute the representations and warranties of Seller for all purposes under this Agreement. In addition, the representations in clauses
(i), (iii) and (iv) of Section 9.2(d) and Section 9.2(i) shall be deemed to be modified as of the Closing Date by any written disclosure schedules delivered by Seller to Purchaser at least three (3) Business Days prior to Closing. Any Approved Leases shall be deemed permissible exceptions to the representations and warranties set forth in the first sentence of Section 9.2(d) and Section 9.2(j).

         9.5 Purchaser's Representations and Warranties. Purchaser makes the following representations and warranties, each of which is true and correct as of the date hereof and as of the Closing Date:

                  (a) Authority; Binding on Purchaser; Enforceability. Purchaser is duly organized, validly existing, in good standing in the State of Delaware. Purchaser has the full right and authority to enter into this Agreement, consummate or cause to be consummated all transactions contemplated hereby and make or cause to be made transfers and assignments contemplated herein, and the persons signing this Agreement on behalf of Purchaser are authorized to do so and (ii) this Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

                  (b) Conflict with Existing Laws; Consents. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Purchaser do not conflict with any provision of any law or regulation to which Purchaser is subject, or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any order or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of its assets or property which would materially adversely affect the ability of Purchaser to perform its obligations under this Agreement. Purchaser has obtained all consents, approvals, authorizations or orders of any court, governmental agency or body and all third parties, if any, required for the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Bankruptcy or Debt of Purchaser. Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Purchaser or any of its property under any law relating to bankruptcy or insolvency, nor, to the best of Purchaser's knowledge, has any such petition been filed against Purchaser. No general assignment if Purchaser's property has been made for the benefit of creditors, and, to the best of Purchaser's knowledge, no receiver, master, liquidator, or trustee has been appointed for Purchaser or any material portion of its property. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent.

         9.6 Survival of Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties on the part of Seller and Purchaser contained in this Article 9 shall survive the Closing for a period of six (6) months.

         9.7 [Intentionally Omitted]

         9.8 Indemnification.

                  (a) Subject to Section 9.8(b), in the event that Closing occurs, Seller and FUR shall jointly and severally indemnify and hold harmless Purchaser and Purchaser's Agents against and in respect of any and all Losses, resulting or arising from or otherwise relating to (i) any breaches of Seller's representations or warranties in Section 9.2 for the period such representations and warranties survive or (ii) any nonfulfillment of or failure of Seller to comply with any covenant or obligation set forth in this Agreement for the period such covenant or obligation survives; provided that in each case Purchaser must notify Seller of any claim for indemnity under this Section 9.8 before the expiration of the applicable survival period.

                  (b) Seller and FUR shall not be liable under Section 9.8(a)(i) until the aggregate amount of Losses theretofore incurred by Purchaser exceed five hundred thousand dollars ($500,000) (the "Losses Threshold"), in which case Purchaser shall be entitled to be compensated for, and Seller shall be obligated to pay, Losses up to a maximum aggregate amount equal to five million dollars ($5,000,000) in excess of the Losses Threshold. (By way of example, if Purchaser's total Losses equal $501,000, Seller's liability to Purchaser under this Section 9.8(b) shall be $1,000). All payments made in respect of any claim under this Section 9.8 shall be treated as an adjustment to the Purchase Price for all purposes. Any adjustments to the Purchase Price at Closing in favor of Purchaser on account of any items set forth in Section 9.8(a)(i) shall count toward the $5,000,000 maximum liability of Seller under this Section 9.8(b).

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser is entitled to the return of the Deposit (or any portion thereof) pursuant to the other provisions of this Agreement, the funds in the Tenant Costs Escrow Account (or any portion thereof), any fee payable to Purchaser if the Seller Ratification is not obtained as provided in
Section 14.2 or any amounts described in Article 11, Seller and FUR hereby jointly and severally agree to cause all such amounts to be promptly delivered to Purchaser without regard to any thresholds, limitations or survival periods. The provisions of this Section 9.8(c) shall survive any termination of this Agreement or the Closing indefinitely.

                  (d) The provisions of this Section 9.8 shall survive the Closing.


                                   ARTICLE 10

                       DAMAGE OR DESTRUCTION; CONDEMNATION

         10.1 Damage or Destruction. In the event of any damage to or destruction of the Property or any portion thereof subsequent to the date hereof and prior to, or on, the Closing Date, Seller shall provide written notice of such damage or destruction ("Seller's Casualty Notice") promptly after its occurrence, and Purchaser's rights shall be as follows:

                  (a) In the event that the reasonably expected cost of restoration exceeds $2,500,000.00 at any one Mall, then Purchaser shall, within 15 days after receipt of the Seller's Casualty Notice, elect, by written notice to Seller, either (1) to terminate this Agreement, in which event the Deposit shall be returned immediately to Purchaser, and thereupon all obligations and liabilities of the parties hereunder shall cease and this Agreement shall have no further force and effect except for such provisions of this Agreement which are expressly stated to survive termination of this Agreement or (2) to proceed with the transaction contemplated under this Agreement (except that if the Closing Date is less than 15 days following Purchaser's receipt of the Seller's Casualty Notice, the Closing shall be delayed until Purchaser makes such election, but in no event more than 30 days after the date of Purchaser's receipt of the Seller's Casualty Notice), in which event Purchaser shall have no right to offset or reduction or abatement of the Purchase Price and Purchaser shall receive at Closing (i) an assignment of (A) all insurance proceeds theretofore paid to Seller with respect to such damage, (B) all claims against any insurer with respect to such damage and (C) all claims against third parties with respect to such damage and (ii) the full amount of Seller's deductible, in cash. In the event Purchaser does not give Seller timely notice of its election under this Section 10.1(a), Purchaser shall be deemed to have elected to proceed under clause "(2)" above.

                  (b) In the event that the reasonably expected cost of restoration is equal to or less than $2,500,000.00 at any one Mall, Purchaser shall be obligated to proceed with the transaction contemplated under this Agreement, in which event Purchaser shall have no right to offset or reduction or abatement of the Purchase Price and Purchaser shall receive at Closing (i) an assignment of (A) all insurance proceeds theretofore paid to Seller with respect to such damage, (B) all claims against any insurer with respect to such damage and (C) all claims against third parties with respect to such damage and (ii) the full amount of Seller's deductible, in cash.

         10.2 Condemnation. If, subsequent to the date hereof and prior to, or on, the Closing Date, (1) any proceeding (judicial, administrative or otherwise) shall be commenced for the proposed taking of any portion of, or interest in, the Property by condemnation or eminent domain or any action in the nature of eminent domain, or (2) Seller shall receive notice of any such proposed taking, Seller shall provide written notice to Purchaser of such proceeding or proposed taking ("Seller's Condemnation Notice") promptly after notification to Seller of such proceeding or proposed taking and Purchaser's rights shall be as follows:

                  (a) In the event that the reasonably expected condemnation award exceeds $2,500,000.00 at any one Mall, then Purchaser shall, within 15 days after receipt of the Seller's Condemnation Notice, elect, by written notice to Seller, either (1) to terminate this Agreement, in which event the Deposit shall be returned immediately to Purchaser, and thereupon all obligations and liabilities of the parties hereunder shall cease and this Agreement shall have no further force and effect except for such provisions of this Agreement which are expressly stated to survive termination of this Agreement or (2) to proceed with the transaction contemplated under this Agreement (except that if the Closing Date is less than 15 days following Purchaser's receipt of the Seller's Condemnation Notice, the Closing shall be delayed until Purchaser makes such election, but in no event more than 30 days after the date of Purchaser's receipt of the Seller's Condemnation Notice), in which event Purchaser shall have no right to offset or reduction or abatement of the Purchase Price and Purchaser shall receive at Closing an assignment of all of Seller's rights to any proceeds from such taking or condemnation. In the event Purchaser does not give Seller timely notice of its election under this Section 10.2(a), Purchaser shall be deemed to have elected to proceed under clause "(2)" above.

                  (b) In the event that the reasonably expected condemnation award is equal to or less than $2,500,000.00 at any one Mall, Purchaser shall be obligated to proceed with the transaction contemplated under this Agreement, in which event Purchaser shall have no right to offset or reduction of the Purchase Price and Purchaser shall receive at Closing an assignment of all of Seller's rights to any proceeds from such taking or condemnation.

         10.3 Survival. The provisions of this Article 10 shall survive the Closing.


                                   ARTICLE 11

                                    DEFAULT

         11.1 Seller's Inability to Perform or Default. Except as provided in
Section 14.2, if Seller shall be unable to perform or shall default in the performance of any of its obligations hereunder, the sole and exclusive remedy of Purchaser (unless otherwise provided in this Agreement) shall be to terminate this Agreement, in which event (i) the Deposit and any amounts in the Tenant Costs Escrow Account shall be promptly returned to Purchaser and Seller covenants to cause the same, (ii) Seller shall reimburse Purchaser for the actual out-of-pocket third party costs incurred by Purchaser in connection with the proposed purchase of the Property and (iii) thereupon, neither party shall have any liability or obligation to the other party under this Agreement except for those provisions of this Agreement which are expressly stated to survive the termination of this Agreement; provided, however, that if the Seller Ratification shall have been obtained and Seller shall default in the performance of any of its obligations hereunder, then Purchaser shall be entitled, in lieu of the remedies set forth in clauses (i) through (iii) above, to enforce specific performance of this Agreement. Purchaser shall not have the right to seek, pursue or obtain any other remedy at law, in equity or otherwise on account of or in connection with any such default by Seller, including, without limitation, any right to collect damages, except as otherwise provided in this Agreement. If Purchaser elects to terminate this Agreement pursuant to this Section 11.1, Purchaser shall not be entitled to pursue the remedies set forth in Section
14.2. If Purchaser has available the remedies set forth in Section 14.2, Purchaser shall not be entitled to pursue the remedies set forth in this Section 11.1.

         11.2 Purchaser's Default. If Purchaser shall default in the performance of any of its obligations hereunder, including, but not limited to, the payment of the Additional Deposit, the sole and exclusive remedy of Seller (notwithstanding any provision hereof to the contrary) shall be the right to terminate this Agreement in which event the Deposit and all amounts in the Tenant Costs Escrow Account shall be promptly paid to Seller as full and complete liquidated damages (and not as a penalty or forfeiture) and, thereupon, neither party shall have any liability or obligation to the other party under this Agreement except for those provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

         11.3 Recoverable Damages. In no event shall the provisions of Sections
11.1 and 11.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

         11.4 Survival. The provisions of this Article 11 shall survive the termination of this Agreement until all amounts payable pursuant to this Article 11 are paid in full.


                                   ARTICLE 12

                                    EMPLOYEES

         12.1 Employees. As of 11:59 p.m. on the date prior to the Closing, Seller shall terminate or cause to be terminated the employment of all then existing employees of Seller, FUR and/or FUM at the Malls. Purchaser shall have no obligation with respect to such employees except as expressly set forth in this Section 12.1, and Seller and FUM shall jointly and severally indemnify and hold harmless Purchaser and Purchaser's Agents against and in respect of any and all Losses resulting or arising from or otherwise relating to such employees, including, without limitation, Seller's termination thereof, in each case pertaining only to the period of Seller's employment thereof. Purchaser agrees to rehire the employees who are employed on-site at any Mall for a six (6) month probationary period on Purchaser's standard terms of employment. Such employment shall commence as of the Closing Date.

         12.2 No Transfer of Pension Assets and Liabilities. There shall be no transfer hereunder of assets or liabilities under any pension plan maintained or contributed to by Seller, FUR or FUM.

         12.3 No Third-Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any employee or any beneficiary or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any employee by Seller, FUM or Purchaser or under any benefit plan or arrangement which Seller, FUM or Purchaser may maintain.

         12.4 Survival. The provisions of this Article 12 shall survive the Closing for six (6) months.


                                   ARTICLE 13

                                    NOTICES

         13.1 Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be deemed to be delivered and effective upon the earlier of (a) upon personal delivery to and receipt by the person to whom delivered, (b) three days after deposit in United States registered or certified mail, return receipt requested, (c) one Business Day after deposit with a nationally recognized overnight express courier for next day delivery or (d) the Business Day of telecopy, in each case, addressed to the parties at their respective addresses or telecopy numbers (as applicable) set forth below:

If to Purchaser:                    WXI/Z SOUTHWEST MALLS REAL ESTATE LIMITED
                                    PARTNERSHIP
                                    c/o Zamias Services Inc
                                    300 Market Street
                                    Johnstown, PA  15901
                                    Attention: Damien Zamias
                                    Telecopy No.: (814) 536-5505
with a copy to:                     WHITEHALL STREET REAL ESTATE LIMITED
                                    PARTNERSHIP XI
                                    85 Broad Street
                                    New York, NY 10004
                                    Attention:  Michael Klingher
                                    Telecopy No.: (212) 357-5505

and a copy to:                      SULLIVAN & CROMWELL
                                    125 Broad Street
                                    New York, NY 10004
                                    Attention: Anthony J. Colletta
                                    Telecopy No.: (212) 558-3588

If to Seller:                       SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.
                                    551 Fifth Avenue (Suite 1416)
                                    New York, New York 10177-01499
                                    Attention:  Anne Zahner
                                    Telecopy No.: (212) 905-1102

with a copy to:                     GOLDBERG WEPRIN & USTIN LLP
                                    1501 Broadway, 22nd Floor
                                    New York, New York 10036
                                    Attention:  Andrew Albstein
                                    Telecopy No.: (212) 301-6914

and a copy to:                      HERRICK, FEINSTEIN LLP
                                    Two Park Avenue
                                    New York, New York 10016
                                    Attention:  Belinda G. Schwartz
                                    Telecopy No.: (212) 889-7577

and a copy to:                      HUGHES & LUCE, L.L.P.
                                    1717 Main Street (Suite 2800)
                                    Dallas, Texas 75201
                                    Attention:  James A. Moomaw
                                    Telecopy No.: (214) 939-5849

         13.2 Change of Address. A party may change its address and telecopy number for receipt of notices by service of a notice of such change in accordance herewith.

                                   ARTICLE 14

                                 MISCELLANEOUS

         14.1 Parties Bound. All provisions hereof, including, without limitation, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

         14.2 Seller's Shareholder Approval.

                  (a) The obligations of Seller to transfer the Property pursuant to this Agreement are contingent upon Seller obtaining consent to the transactions contemplated hereby from shareholders of FUR holding the requisite number of shares in accordance with the organizational and governing documents of FUR (collectively, the "Seller Ratification") and, subject to the obligations of Seller pursuant to the other provisions of this Section 14.2, this Agreement shall terminate, effective on the date described in Section 14.2(c), if the shareholders of FUR reject the sale contemplated by this Agreement; and thereupon neither party shall have any further obligation to the other party under this Agreement, other than the obligations of Seller under this Section
14.2 and except for those provisions which are expressly stated herein to survive termination of this Agreement. Seller makes no representation or warranty herein that the Seller Ratification shall be obtained.

                  (b) If (i) a meeting of the shareholders of FUR called for the purpose of voting on the transactions contemplated by this Agreement is not held on or prior to the Shareholder Approval Deadline, other than, despite the best efforts of FUR to hold such a meeting in accordance with its obligations under
Section 8.8(b), as a result of an Excusable Delay, or (ii) the Board of Trustees of FUR has withdrawn or failed, upon Purchaser's request, to reaffirm its recommendation that the shareholders of FUR approve the transactions contemplated by this Agreement, or (iii) the Board of Trustees and/or shareholders of FUR have voted to approve a proposal, other than Purchaser's, to purchase (or Seller or FUR has entered into a written agreement for the sale of) all or any portion of the Real Property, or (iv) Seller or FUR has breached the provisions of Section 8.8, then Seller shall be deemed to be in default of its obligations under this Agreement; provided that in lieu of the remedies set forth in this Agreement (which Purchaser shall not be entitled to), Seller or FUR shall, in addition to returning the Deposit and all amounts in the Tenant Costs Escrow Account to Purchaser, immediately pay to Purchaser, as Purchaser's sole and exclusive remedy, ten million dollars ($10,000,000) as compensation and reimbursement to Purchaser (and not as a penalty or forfeiture) for its time and expense and out-of-pocket costs incurred in connection with the transactions contemplated hereby and the loss of potential profit that Purchaser would have realized with respect to such transactions; and, upon Purchaser's receipt of such payment, this Agreement shall terminate and neither party shall have any further obligation to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement.

                  (c) If (i) this Agreement is terminated pursuant to Section 14.2(a) or (ii) the Seller Ratification is not obtained on or prior to the Shareholder Approval Deadline due to an Excusable Delay or for any reason other than a reason set forth in Section 14.2(b), then Seller shall be deemed unable to perform; provided that in lieu of the remedies set forth in this Agreement (which Purchaser shall not be entitled to), Seller or FUR shall, in addition to returning the Deposit and all amounts in the Tenant Costs Escrow Account to Purchaser, immediately pay to Purchaser, as Purchaser's sole and exclusive remedy (subject to the additional remedy in Section 14.2(d)), one million five hundred thousand dollars ($1,500,000) as compensation and reimbursement to Purchaser (and not as a penalty or forfeiture) for its time and expense and out-of-pocket costs incurred in connection with the transactions contemplated hereby; and, upon Purchaser's receipt of such payment, this Agreement shall terminate and neither party shall have any further obligation to the other party under this Agreement, other than the obligations of Seller under Section 14.2(d) and except for those provisions which are expressly stated herein to survive termination of this Agreement.

                  (d) Notwithstanding the limitation on Purchaser's remedies set forth in Section 14.2(c), if this Agreement terminates pursuant to Section 14.2(c) and Seller enters into a written agreement with any person or entity other than Purchaser to sell all or any portion of the Real Property within twelve (12) months after the date on which this Agreement terminated, then Seller or FUR shall immediately pay to Purchaser eight million five hundred thousand dollars ($8,500,000) as compensation to Purchaser (and not as a penalty or forfeiture) for its time and expense in connection with the transactions contemplated hereby and the loss of potential profit that Purchaser would have realized with respect to such transaction; and thereupon neither party shall have any further obligation to the other party under this Agreement except for those provisions which are expressly stated herein to survive termination of this Agreement.

                  (e) In the event that the Seller Ratification is not obtained by the Shareholder Approval Deadline due to an Excusable Delay, Purchaser may, in its sole discretion, extend the Shareholder Approval Deadline on one or more occasions by written notice to Seller to a date not later than February 28, 2000.

                  (f) It is agreed between the parties that the actual costs and damages to Purchaser in the event that Seller fails to timely obtain the Seller Ratification are and will be impractical to ascertain and any amount payable by Seller under this Section 14.2 is a reasonable estimate thereof. The obligation of Seller and FUR to make any payment under this Section 14.2 shall be joint and several.

                  (g) The provisions of this Section 14.2 shall not apply and shall not be effective in the event that this Agreement is terminated pursuant to any section of this Agreement other than this Section 14.2. The provisions of this Section 14.2 shall survive the termination of this Agreement until all amounts payable pursuant to this Section 14.2 are paid in full; provided that, in any event, the provisions of Section 14.2(d) shall survive any termination of this Agreement pursuant to Section 14.2(c) for thirteen (13) months.

         14.3 Headings. The article, section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof.

         14.4 Invalidity. If any term, provision or condition of this Agreement is found to be or is rendered invalid or unenforceable, it shall not affect the remaining terms, provisions and conditions of this Agreement, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         14.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary under any statutes, laws, codes, ordinances, rules, regulations, orders, decrees or otherwise.

         14.7 Amendments. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         14.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

         14.9 Further Acts. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all further acts, deeds and assurances as may be necessary to consummate the transactions contemplated hereby.
The provisions of this Section 14.9 shall survive the Closing hereunder.

         14.10 Extension of Performance. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references in this Agreement to days shall mean calendar days.

         14.11 Time. Time shall be of the essence with respect to the payment of the Deposit by Purchaser, Purchaser's election to terminate this Agreement under
Section 4.1(b), the provisions of Section 14.2 and as set forth in Section 6.1.

         14.12 Assignment. This Agreement and all rights hereunder may not be assigned or transferred by Purchaser under any circumstances without the prior written consent of Seller; provided that Purchaser may without the consent of Seller assign this Agreement in whole but not in part to any affiliate approved by GMAC. An assignment of any interest(s) in Purchaser entity shall constitute an assignment of this Agreement.

         14.13 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including attorneys' fees, expended or incurred in connection therewith. The provisions of this Section 14.13 shall survive the Closing hereunder and the termination of this Agreement.

         14.14 Construction. The use of the neuter singular pronoun to refer to Seller and Purchaser shall be deemed a proper reference, even though Seller or Purchaser may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed. The use of the term "including" or derivatives thereof shall be deemed to mean "including without limitation."




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


         14.15 Limitation of Liability. Notwithstanding anything contained herein to the contrary, no owner, shareholder member, manager, or agent of Seller, FUR or FUM, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation, trust, or other entity (other than FUR or FUM as provided below) that is or becomes an owner, shareholder, member, or manager of Seller shall have any liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's interest in the Property and Seller's other assets or, only for the purposes of Section 8.8, Section 9.8 and Section 14.2, FUR and, only for the purposes of Section 12.1, FUM for the payment and satisfaction of claims of any nature or for any performance arising under or in connection with this Agreement.

         14.16 Jurisdiction; Venue. Each of Seller and Purchaser, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (a) submits to personal jurisdiction in the State of New York over any suit, action or proceeding by any person arising from or relating to this Agreement, (b) agrees that any such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction in the City of New York, New York, (c) submits to the jurisdiction of such courts, and (d) to the fullest extent permitted by law, each of Seller and Purchaser agrees that it will not bring any action, suit or proceeding in any other forum. Each of Seller and Purchaser further consents and agrees to service of any summons, complaint or other legal process in any such suite, action or proceeding by registered or certified U.S. Mail, postage prepaid, to the party at the address for notices described herein and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law). The provisions of this Section 14.16 shall survive the Closing hereunder and shall survive the termination of this Agreement.

         14.17 1031 Exchange.

                  (a) Purchaser hereby acknowledges that Seller may effect an Internal Revenue Code Section 1031 tax deferred exchange (an "Exchange"). The Seller's rights under this Agreement may be assigned to a qualified intermediary for the purpose of completing such an exchange. Purchaser agrees to cooperate with Seller and the qualified intermediary in a manner necessary to complete the exchange; provided that:



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                           (i) All documents executed by Purchaser in connection
with an Exchange shall be subject to the prior approval of Purchaser and shall recognize that such Purchaser is accommodating Seller's request and is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code or any applicable state or local laws and shall have no liability whatsoever if any transaction fails to so qualify.

                           (ii) Such Exchange shall not result in Purchaser
incurring, assuming or otherwise becoming responsible for any additional costs, obligations or liabilities. Such Exchange shall not in any way delay the Closing.

                           (iii) In no event shall Purchaser be obligated to
acquire any property (other than the Property) or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such Exchange.

                           (iv) In no event shall Seller's consummation of such
Exchange constitute a condition precedent to Seller's obligations under this Agreement, and Seller's failure or inability to consummate such Exchange for any reason or for no reason at all shall not be deemed to excuse or release Seller from its obligations under this Agreement.

                           (v) In consideration of Purchaser's agreement to
provide to Seller the accommodation described in this Section 14.17, Seller hereby agrees to indemnify Purchaser for, and hold Purchaser harmless against, any and all Losses directly or indirectly arising out of any Exchange.

                  (b) The provisions of this Section 14.17 shall survive the Closing hereunder.

         14.18 Survival. Notwithstanding any provision of this Agreement to the contrary, (i) in the event the Closing occurs or this Agreement is terminated, those provisions of this Agreement which specifically provide that they survive the Closing or the termination of this Agreement, as the case may be, will remain in full force and effect for the period indicated in such provisions (or, if no period is indicated, indefinitely) and (ii) no other provision of this Agreement shall survive the Closing or the termination of this Agreement.

         14.19 Brokerage Indemnity. Seller and Purchaser represent and warrant each to the other that (except as set forth in this Section 14.19 they have not dealt with any real estate broker, sales person or finder in connection with this transaction and no person initiated or participated in the negotiation of this Agreement or showed the Property to Purchaser, and to the knowledge of Seller and Purchaser,



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


there are no real estate brokerage commissions, finder's fees, or other similar fees due any person or entity on account of or as a result of this transaction, except as set forth herein. Seller and Purchaser each agree to indemnify, defend and hold the other harmless from and against any loss, cost, liability or expense suffered or incurred by the other party as a result of a claim or claims for brokerage commissions, finder's fees or other similar fees from any party or firm that is based on the act or omission of the party in breach of the above warranty. Seller (but not Purchaser) is obligated to pay a brokerage commission to Broker, pursuant to a separate written agreement and hereby indemnifies Purchaser for any claims made by Broker. The provisions of this Section 14.19 shall survive the Closing hereunder and shall survive termination of this Agreement.


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


IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                           SELLER:

                           SOUTHWEST SHOPPING CENTERS CO. II, L.L.C., a Delaware limited liability company,

                           By:      FIRST SWI, L.L.C,
                                    a Delaware limited liability company,
                                    its manager,

                                    By:     FIRST SOUTHWEST II, INC., a Delaware
                                            corporation, its manager,

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                           PURCHASER:

                           WXI/Z SOUTHWEST MALLS REAL ESTATE LIMITED
                           PARTNERSHIP, a Delaware limited partnership,

                           By: WXI/Z SOUTHWEST MALLS GEN-PAR, LLC, a Delaware limited liability company, its general partner,

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________


                           FUR
                           only for purposes of Section 8.8, Section 9.8 and
                           Section 14.2 herein:

                           FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                           INVESTMENTS, an Ohio unincorporated association in the form of a business trust,

                           By:__________________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                           FUM
                           only for purposes of Section 12.1 herein:

                           FIRST UNION MANAGEMENT, INC.

                           By:__________________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                LIST OF EXHIBITS


Exhibit A                  Alexandria Ground Lease Assignments

Exhibit B                  Assignment of Anchor Agreements

Exhibit C                  Assignment of Contracts

Exhibit D                  Assignment of Leases and Specialty License Agreements

Exhibit E                  Bill of Sale and Blanket Conveyance

Exhibit F                  Anchor Estoppel Certificate

Exhibit G                  Tenant Estoppel Certificate

Exhibit H                  Forms of Deeds

Exhibit I                  Form of Affidavit